EXHIBIT 10.16

LEASE AGREEMENT FOR

INPHONIC, INC.

Suite #600

WATERFRONT CENTER

1010 Wisconsin Avenue, N.W.

Washington, DC 20007

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

WATERFRONT CENTER

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter the “Lease”) is made and entered into on this              day of April, 2003, by and between Waterfront Center Limited Partnership, a District of Columbia limited partnership (hereinafter called “Lessor”) and Inphonic, Inc., a Delaware corporation (hereinafter called “Lessee.”)

WITNESSETH, that, for and in consideration of the rents, mutual covenants, and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

1.	DEMISED PREMISES

Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, upon the terms and the conditions hereinafter provided, suite 600, (such suite being hereinafter referred to as the “Demised Premises”) deemed to contain approximately 13,800 square-feet of area, located on the sixth (6th) floor of the office building (currently known as the Waterfront Center) situated at 1010 Wisconsin Avenue N.W., Washington, DC (such building being hereinafter referred to as the “Building” and which definition shall also include the four (4) level townhouse situated at 1002 Wisconsin Avenue, N.W., Washington, DC; and which definition shall include the parcel of land associated with the Building currently known as Square 1188, Lot 0118, recorded in the land records of Washington, DC). The Demised Premises is generally outlined on the floor plan(s) attached hereto and made a part hereof as Exhibit “A”. The Demised Premises shall not include any of the Building’s mechanical, electrical, or equipment closets/rooms, and if any such areas have access doors to/from the Demised Premises, the Lessee shall keep such access clear. The statement of approximate area of the Demised Premises set forth above is not a representation or warranty by Lessor, but is rather an amount agreed upon by Lessor and Lessee. The square footage of the Demised Premises shall not be subject to remeasurement.

2.	TERM

(A) The term of this Lease shall commence on the first (1st) day of December, 2003 (the “Commencement Date”) subject however, to: i) the existing occupant/tenant of the Demised Premises vacating same in accordance with its lease, which terminates on October 31, 2003; and ii) the Lessor delivering the Demised Premises to the Lessee in the “Deliverable Condition” (hereinafter defined in section 2(C)2. below). Unless earlier terminated as provided in this Lease, the term of this Lease shall expire on the 30th day of November, 2008 (the “Termination Date”).

(B) 1. In the event that Lessor shall not be able to give possession of the Demised Premises in the Deliverable Condition to the Lessee on (or before) December 1, 2003 for any reason, then Lessor, its Agent (“Agent” hereinafter defined) and employees shall not be liable or responsible for any claims, damages, or liabilities arising in connection therewith or by reason thereof, nor shall Lessee be excused from its obligations to perform under the Lease.

2. Notwithstanding the Commencement Date above in 2(A), should the existing occupant/tenant of the Demised Premises vacate the Demised Premises:

(a) on or prior to October 31, 2003, and the Lessor agrees to terminate that lease with the existing occupant/tenant on or prior to October 31, 2003, then without adjustment to the Termination Date above in 2(A), the “Occupancy Date” may be moved by Lessor to a date earlier than December 1, 2003 (so long as the Lessor is able to give such possession of the Demised Premises to the Lessee in the Deliverable Condition), but in no event shall the Occupancy Date be prior to September 1, 2003; or

(b) November 1, 2003, then without adjustment to the Termination Date above in 2(A), the “Occupancy Date” may be moved by Lessor to a date after December 1, 2003 (so long as the Lessor is able to give such possession of the Demised Premises to the Lessee in the Deliverable Condition).

3. By operation of either Lease section 2(B)2. (a) or (b) above, the “Occupancy Date” shall be the effective date of Lessor’s notice to Lessee (which shall contain a minimum of five (5) days prior notice) and: i) the Lessee shall accept possession of the Demised Premises on the Occupancy Date; ii) the Commencement Date shall be deemed to be the first (1st) day of the first (1st) full calendar month following the Occupancy Date (only if the Occupancy Date is after December 1, 2003); and iii) all provisions of this Lease shall also apply to the period of time from the Occupancy Date through the day before the Commencement Date, in addition to applying on and after the Commencement Date.

4. If the event described in 2(B)1. above does not occur, the Lessee shall accept possession of the Demised Premises on the Commencement Date as stated above in 2(A), and the Occupancy Date and the Commencement Date shall be deemed to be one-in-the-same.

5. Notwithstanding any of the foregoing, in the event that Lessor is not able to give possession of the Demised Premises to the Lessee in the Deliverable Condition on or prior to March 1, 2004, then the Lessee may propose to terminate the Lease (so long as the Lessee shall not be, nor have been, in default in the performance or observance of any of the terms, provisions, covenants, and conditions of the “Prior Lease” (hereinafter defined) or this Lease beyond any grace period granted in either the “Prior Lease” or the Lease for curing the same) by providing the Lessor with written notice, such notice which must be received by the Lessor during the period of time beginning with March 1, 2004 and ending on March 31, 2005, of Lessee’s intent to terminate the Lease. If after ten (10) business days of Lessor’s receipt of Lessee’s intent to terminate the Lease (if and only if during the period of time prescribed above in this paragraph) due to the foregoing, the Lessor is still unable to give possession of the Demised Premises to the Lessee in the Deliverable Condition, the Lease shall be deemed terminated.

(C) 1. In the event Lessee fails to furnish to Lessor information requested by Lessor which is required by Lessor to timely proceed with and complete ordering of materials, preparation and procuring of prices for or for performance of any Improvements, within five (5) working days from the receipt of Lessor’s request (oral or written) for information, then any delay by Lessor in completing the Lessor’s Improvements specified in Exhibit ”B-1” shall not in any manner delay or affect the Commencement Date, including Lessee’s obligation to pay Rent from said Occupancy Date as provided in this Lease.

2. The term “Deliverable Condition” for the purposes of this Lease shall mean substantial completion of the “Lessor’s Improvements” (hereinafter defined) subject to minor punchlist items (such as carpet base, touch-up and “cutting in” of paint) which allows Lessee to begin placement of its property upon any part of the Demised Premises.

(D) For the purpose of this Lease, the term “Occupancy Date” and “Commencement Date” shall also mean any extended Occupancy Date and Commencement Date which may be established pursuant to the operation of the provisions of this section of the Lease.

(E) The term “Lease Year” as it appears herein means that period of twelve (12) consecutive calendar months commencing on the first (1st) day of the month in which the Commencement Date (as it may be revised hereunder) occurs and each consecutive twelve (12) month period thereafter, which by operation of Lease section 2(B)2. above, may result in the last Lease-Year being less than twelve (12) months.

(F) 1. Upon the Occupancy Date hereunder, the prior lease between the parties dated February 17, 2000, as amended by that certain Addendum Number One to Lease, dated March 1, 2000; and that certain Addendum Number Two (2) to Lease dated April 24, 2000; and that certain Addendum Number Three to Lease dated May, 24, 2002 (collectively, the “Prior Lease”); shall be automatically terminated except for those issues which survive such lease.

2. This Lease granted to Lessee herein may be modified, limited, or terminated by Lessor, in Lessor’s sole discretion, if at the period of time beginning on the date of this Lease herein, and ending on the Occupancy Date under this Lease, the Prior Lease shall be in full force and effect and the Lessee shall be in default (beyond any grace period granted in the Prior Lease for curing the same) in the performance or observance of any of the terms, provisions, covenants, and conditions of the Prior Lease. Lessee’s failure to be in compliance with this Lease section 2(F)2., shall not create, or in any way give rise to, any rights for Lessee to not accept possession of the Demised Premises hereunder, it being expressly acknowledged by Lessee that Lessee’s obligations under this Lease section 2(F)2. are absolute and only Lessor can avail itself of the conditions under this Lease section 2(F)2.

3.	USE

(A) 1. Lessee shall not commence the use of the Demised Premises pursuant to terms herein prior to the Occupancy Date, without the prior written consent of Lessor (or as allowed under section 9 of this Lease), in Lessor’s sole and absolute discretion, and upon such terms as Lessor may require. Lessee shall use and occupy the

Demised Premises solely for general office purposes only, and in accordance with, and subject to, all applicable zoning regulations. The Demised Premises shall not be used for any other purpose or purposes without the prior written consent of Lessor. Lessee shall not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of all governments, government agencies and any other public authority having jurisdiction over the Demised Premises, and will provide Lessor with written evidence of such compliance is so requested in writing by the Lessor.

2. Lessee shall take all action necessary to prevent any conduct or activity by any of its invitees whomsoever: i) on any common area of the Building including but not limited to any walk-way, balcony, or patio, if any, adjacent to the Demised Premises; or ii) in the Demised Premises; which may cause injury or damage to any person or property, or which, in Lessor’s opinion, may be disturbing or offensive to, any other tenants of the Building or to any member(s) of the public in the vicinity of the Building. The Lessee shall indemnify, defend, and save harmless the Lessor from any liability, loss, or obligation arising out of, or related to, any such conduct or activity. Other than for Lessee’s customary day-to-day ingress and egress to the Demised Premises associated only with Lessee’s permitted use hereunder, Lessee shall not use or permit the use of any walk-way, balcony, or patio for any purpose without the prior written consent of Lessor (which may be conditioned, without limitation, on Lessee obtaining such insurance coverage for such use as shall be satisfactory to Lessor).

(B) The Lessee specifically acknowledges and agrees that it shall not provide any type of communications, internet (unless such internet service is through the “web” and not a direct, physical link in or through any part of the Building,) utility, or other services to any other occupant or tenant in the Building without the Lessor’s prior written consent, which consent may be conditioned or withheld at the Lessor’s sole discretion.

4.	RENT

(A) Lessee covenants and agrees to pay to Lessor the Rent (as hereinafter defined) of every kind and nature specified in this Lease. This shall include: i) Base Rent and Monthly Rent (both as hereinafter defined); and ii) any sums, charges, expenses, and costs identified in this Lease to be paid by Lessee to Lessor or to a third party if required under this Lease, all of which shall be deemed additional rent hereunder. All such amounts becoming due hereunder from Lessee are sometimes hereafter referred to collectively as “Rent.” Lessee’s obligation to pay said Rent shall begin on the Occupancy Date and shall continue to remain an obligation of Lessee until said obligation to pay Rent is completely satisfied.

Lessee shall make all payments of Rent: i) each by one (1) check in lawful currency of the United States of America, payable to “Waterfront Center,” and delivered to RB Associates, Inc., 1054 31st Street, N.W., Suite 1000, Washington, DC, 20007, or to such other party or to such other address, or pursuant to such other reasonable direction as Lessor may designate from time to time by written notice to Lessee; ii) without demand; and iii) without deduction, set-off, or counterclaim. If Lessor at any time or times accepts Rent after it shall become due and payable, or in an amount that may actually be less than that which is actually due, then such acceptance shall not excuse any delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Lessor’s rights hereunder. In the event any check given by Lessee to Lessor pursuant to this Lease is dishonored, Lessee shall pay to Lessor, as additional Rent upon demand, the charges assessed against Lessor by the financial institution in which the dishonored check was deposited, and Lessor may require that Lessee pay all subsequent amounts due hereunder in the form (or similar) of a bank check. No endorsement or statement on any check shall be deemed an accord or satisfaction and Lessor may accept such check in payment without prejudice to any of Lessor’s rights hereunder. Lessor shall have the right but not the obligation, to apply any Rent or other amounts received under this Lease to any and all amounts due and payable to Lessor under the Lease, whether described as Rent or otherwise, in any manner and in any order of payment that Lessor may, in its sole discretion, desire. To the extent that Lessor accounts for any amounts received under this Lease by categories, such accounting categories are for Lessor’s convenience of reference only and shall not serve to limit Lessor’s rights hereunder or prevent Lessor from altering such categories or eliminating one (1) or more such categories in the future.

(B) On and after the Commencement Date, and for the initial Lease term herein, Lessee shall pay to Lessor a fixed, minimum, guaranteed base rent (the “Base Rent”) of the sum of two million one hundred sixty-eight thousand seven hundred ninety-six & 00/100 dollars ($2,168,796.00) (subject however to: i) increase or decrease as provided for below in Lease section 4(D); and ii) rent abatement as provided for below in Lease section 4(E)). The Base Rent above shall be payable in minimum monthly installments of:

Lease Year	Base Rent – Monthly
One (1)	$33,350.00
Two (2)	$35,600.00
Three (3)	$35,898.00
Four (4)	$37,244.00
Five (5)	$38,641.00

The monthly installment of rent for the Demised Premises set forth above is hereinafter referred to as “Monthly Base Rent,” which Lessee hereby agrees to pay in advance to Lessor and Lessor hereby agrees to accept. The term Monthly Rent as it appears herein is deemed to mean Monthly Base Rent as adjusted pursuant to any applicable section of the Lease.

(C) Monthly Rent as specified above shall be payable in advance on the first (1st) day of each calendar month during the term of this Lease, however, the first (1st) such monthly installment shall be due upon affixation of Lessee’s signature hereto. Lessee shall also pay to Lessor with the payment of Monthly Rent any and all such payments of additional Rent provided for in this Lease.

(D) 1. In addition to the Base Rent above, if the Occupancy Date occurs on a day prior to December 1, 2003, said Monthly Rent for such partial month(s) (regardless of the actual number of days such month has) shall be payable at the rate of one thousand ninety-three & 44/100 dollars ($1,093.44) per day, for each day of each month from the Occupancy Date until the Commencement Date stated above in section 2(A), payable in advance, as specified above.

2. If the Occupancy Date occurs on a day after December 1, 2003, the Base Rent (and Monthly Base Rent for those months so effected) as set forth above in Lease section 4(B) shall be reduced for (regardless of the actual number of days such month has) at the rate of one thousand ninety-three & 44/100 dollars ($1,093.44) per day, for each day after December 1, 2003 until the Occupancy Date, payable in advance, as specified above.

(E) RENTAL ABATEMENT

Notwithstanding the foregoing, Lessor shall grant to Lessee a “rent holiday” from the payment of a certain portion of Monthly Rent only for an aggregate of twelve (12) calendar months during the term, consisting of the first (1st) full twelve (12) consecutive calendar months which immediately follow the Occupancy Date (said twelve (12) months being hereafter referred to as the “Free Rent Period”). During such Free Rent Period, each installment of Monthly Rent shall be abated by the amount of two thousand three hundred fifty & 00/100 dollars ($2,350.00) (such rental abatement being hereinafter referred to as the “Free Rent Allowance”); provided, however, that: i) the Free Rent Period and the granting of the Free Rent Allowance as provided hereunder shall not affect the Commencement Date as determined herein; ii) Lessee shall remain obligated during the Free Rent Period to pay all Additional Rent pursuant to this Lease and to perform all of Lessee’s obligations under this Lease except as expressly aforesaid; and iii) if during the initial Lease Term in the event of any termination of this Lease by Lessor based upon a default hereunder by Lessee, the amount of Monthly Rent which is equal to the Free Rent Allowance; shall immediately become due and payable upon Lessee’s written demand to Lessee.

5.	DEPOSIT

(A) 1. Should the Lessor not terminate this Lease pursuant to Lease section 2(F)2. above, the parties acknowledge and agree that: i) the Lessor shall under this Lease (and for the entire term thereof) continue to hold that certain deposit that the Lessee has deposited with the Lessor pursuant to the Prior Lease, in the amount of thirty-five thousand five hundred seventy-five & 01/100 dollars ($35,575.01); and ii) such deposit’s agreed-upon interest up to and including December 1, 2003, shall be two thousand ninety-nine & 99/100 dollars ($2,099.99) resulting in a total of $37,675.00, hereinafter to be referred to as the “Security Deposit” as a deposit to be used as security for payment of Rent and for the performance by Lessee of all of Lessee’s obligations hereunder, said Security Deposit to be held by Lessor for the entire term of this Lease and any extensions or renewals thereof Interest shall continue to accrue on the Security Deposit starting on December 1, 2003 in accordance with this Lease section 5.

(B) Lessor shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit toward any and all amounts due and payable hereunder, in the manner permitted under section 4(A) of this Lease, including but not limited to, unpaid Rent, or the losses or damages resulting from any default by Lessee, in which event Lessee shall: i) be obligated to promptly deposit with Lessor the amount necessary to restore the Security Deposit to its original amount; and ii) only be entitled accrued interest forward from the latest date of Lessor’s receipt of full restoration of the Security Deposit from the Lessee. In the event Lessee fails to perform its obligations to commence payment of Rent on the Occupancy Date or to take possession of the Demised Premises by not later than the Commencement Date provided herein, said Security Deposit shall not be deemed liquidated damages and Lessor may apply the Security Deposit to reduce Lessor’s damages, and such application of the Security Deposit shall not preclude Lessor from recovering from Lessee all additional damages incurred by Lessor.

(C) Except as hereinafter provided, said Security Deposit shall bear interest at the passbook rate of interest per annum paid by the financial institution in which said Security Deposit is placed by Lessor and said interest shall be held by Lessor together with and as part of the Security Deposit as aforesaid. At Lessor’s option, Lessor may apply the Security Deposit toward payment to Lessee of any allowance payable to Lessee hereunder in which case no interest on the Security Deposit shall be payable to Lessee, but in such event Lessor shall remain responsible for any return of the Security Deposit to which Lessee may be entitled at the expiration or termination of this Lease. In no event shall the Security Deposit or any part thereof be required to be placed by Lessor in any escrow account, any such requirement being thereby waived by Lessee, and it is agreed that said Security Deposit may be commingled with other funds of Lessor or other deposits (or both).

(D) In the event that Lessee shall fully and faithfully comply with all the provisions of this Lease which shall include that the Demised Premises is properly vacated (which includes full adherence to section 12 of this Lease), and all keys/entry cards to the Demised Premises and Building returned to the Lessor, the Security Deposit and any interest thereon, or any balance thereof, shall be reimbursed to Lessee within thirty (30) days after the later of expiration of the term of this Lease, or when and if no further issues or liabilities remain under this Lease. In the absence of evidence satisfactory to Lessor of any permitted assignment of the right to receive the Security Deposit or the remaining balance thereof, Lessor shall return the same to the original Lessee, regardless of one (1) or more assignments of Lessee’s interest thereon (or balance thereof) to the another lessee, Lessor shall be completely relieved of any liability hereunder. Upon vacating the Demised Premises, Lessee shall furnish Lessor, in writing, a forwarding address. If Lessee fails to provide the Lessor with a forwarding address, it is understood that any communication (and return of Deposit, if any) from Lessor will be sent to Lessee at Lessee’s last known address, i.e., the Demised Premises.

6.	(A) OPERATING EXPENSES (Intentionally Omitted)

(B)	REAL ESTATE TAXES (Intentionally Omitted)

(C)	CHAR SERVICE COSTS (Intentionally Omitted)

7.	CONSUMER PRICE INDEX ESCALATION (Intentionally Omitted)

8.	ASSIGNMENT AND SUBLETTING

(A) Lessee may not assign or otherwise transfer this Lease, or sublet (including permitting occupancy or use by another party) the Demised Premises, or any part thereof, without the prior written consent of Lessor, such consent however, which shall not be unreasonably withheld, delayed, or conditioned, so long as the proposed assignee or sublessee can demonstrate to the Lessor’s reasonable satisfaction that they are of sound professional character and that they possess the financial capacity to undertake the obligations with respect to that area which is proposed for assignment or sublease (as the case may be) that is the subject of Lessee’s request. Such consent of Lessor shall be requested by Lessee giving Lessor thirty (30) days prior written notice of Lessee’s intention to assign this Lease or sublet all or any part of the Demised Premises. In the event Lessee seeks permission to sublease all or any part of the Demised Premises (which such permission Lessee may seek only so long as there is no uncured event of default hereunder) the notice shall: i) identify the area of the Demised Premises Lessee seeks to sublease; ii) include the proposed sublease/assignment document signed by the appropriate parties; and iii) include such financial information and incorporation/partnership or other organizational documentation (unless such proposed sublessee/assignee is an individual) regarding the proposed sublessee/assignee that the Lessor may require. Within thirty (30) days after receipt of said notice of intent to assign or sublease, together with all supporting documentation as aforesaid, Lessor shall have the option to: i) terminate the Lease, if Lessee desires to assign this Lease; or ii) terminate the Lease with regard to that portion of the Demised Premises which Lessee seeks to sublet, or alternately to sublet that portion of the Demised Premises from Lessee for the term which Lessee desires to sublet that portion of the Demised Premises; or iii) grant or withhold its consent to the matters set forth in Lessee’s notice of intention to assign or sublet. Lessor may exercise the option by giving Lessee written notice of its election to exercise the option, withhold consent, or otherwise, within said thirty (30) day period. In the event that the rent under any such sublease or assignment results in rent higher than due under the Lease the Lessee and Lessor shall divide equally any profit or gain.

The effective date of termination, or the effective date of commencement of the sublease to Lessor, shall be mutually agreed upon by Lessor and Lessee. If the parties cannot agree upon a termination date or upon a sublease commencement date to the Lessor, the termination date or sublease commencement date shall be the date that is sixty (60) days after the date Lessor received the notice that Lessee desired to assign the Lease or sublet all or any portion of the Demised Premises. Upon termination, all of the rights and obligations of Lessor and Lessee under the terms of this Lease shall be terminated, or terminated with regard to that portion of the Demised Premises that Lessee notified Lessor that Lessee desired to sublet, except that Lessee shall continue to be obligated to pay Rent and all other charges for the Demised Premises which accrue to the date of termination.

If Lessor consents to the proposed sublease or assignment and Lessor does not exercise its option to terminate or sublet, Lessee may assign this Lease or sublet the part of the Demised Premises so identified as aforesaid within sixty (60) days after the date that the Lessor notifies Lessee of its consent. Notwithstanding anything to the contrary herein, it is expressly understood that Lessee shall be required, in all cases, however, to obtain Lessor’s prior written consent to any assignee, any assignment, or any sublessee, or any subletting, which consent may be given or withheld by Lessor pursuant to the terms herein this Lease section 8. In the event that Lessee fails to present to Lessor any sublease or assignment agreement, fully executed by the parties thereto, within said sixty (60) day period, Lessee may not assign this Lease or sublet the Demised Premises without first affording Lessor the option to terminate or sublease as previously provided for in this section.

(B) Lessee shall reimburse to Lessor, as additional Rent, all reasonable costs and expenses, including reasonable attorney’s fees, which Lessor incurs by reason of or in connection with any assignment (including to a “Lessee Affiliate,” as hereinafter defined), sublease, or leasehold mortgage proposed or granted by Lessee (whether or not permitted under this Lease,) and all negotiations and actions with respect thereto, such additional Rent to be due and payable within fifteen (15) days of receipt of a statement of such costs and expenses from Lessor.

(C) 1. No assignment of this Lease shall be effectuated by operation of law or otherwise without the prior written consent of Lessor. For the purposes of this Lease, the transfer of fifty percent (50%) or more of the ownership interest of Lessee or the transfer and/or issuance of more than fifty percent (50%) of the voting stock of Lessee, if Lessee is not a publicly held corporation, to any persons or entities that are not owners or stockholders of Lessee on the date of execution of this Lease shall be deemed an assignment of this Lease thereby giving Lessor the option to terminate this Lease or exercise such other rights and remedies as provided to Lessor hereunder.

2. Lessor’s consent shall not be required (nor any Lessor terminate the Lease) to any assignment of the Lease to a “Lessee Affiliate” (hereinafter defined) of Lessee; provided, however, that in each instance: i) Lessee shall not then be in default of the Lease; ii) Lessee shall be in possession of all of the Demised Premises; and iii) Lessee shall give Lessor prior written notice of its intent to assign the Lease along with a copy of (a) the proposed assignment document, and (b) such other reasonable documentation required by Lessor to confirm Lessee’s compliance with any requirements of this Lease section 8. As used herein, the term “Lessee Affiliate” shall refer to a person or entity that directly or indirectly (through one or more intermediaries) controls (hereinafter defined), is controlled by, or is under common control with Lessee; provided that such Lessee Affiliate: i) has a net worth equal or greater than the net worth of Inphonic, Inc. and a general credit worthiness (including the rating of its corporate debt) equal to or greater to that of Inphonic, Inc. immediately prior to such assignment; ii) is deemed by Lessor, in its sole discretion, to be an entity consistent with other tenants in the Building; and iii) expressly assumes the obligations of Lessee pursuant to the terms and conditions of this Lease. “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity in question, whether through ownership of voting securities or by contract.

(D) The consent by Lessor to any assignment or subletting to any party other than Lessor, including, without limitation, a subsidiary or affiliate of Lessee, shall not be construed as a waiver or release of Lessee from the terms of any covenant or obligation under this Lease and Lessee shall remain obligated to perform all such covenants and obligations throughout the entire term of this Lease and any extension or renewal thereof. Lessor’s collection or acceptance of rent from any assignee of Lessee shall not constitute a waiver or release of Lessee of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Lessee from giving Lessor said thirty (30) days notice or from obtaining the consent in writing of Lessor to any further assignment or subletting. In the event that Lessee is in default of any term or provision of this Lease, Lessee hereby assigns to Lessor the rent due from any subtenant of Lessee and hereby authorizes and directs each such subtenant, upon notice from Lessor, to pay said rent directly to Lessor, the collection or acceptance of rent from any subtenant in such instance not to constitute a waiver or release of Lessee of any covenant or obligation contained in this Lease.

(E) Lessee shall not mortgage or encumber this Lease without the prior written consent of Lessor, in Lessor’s sole and absolute discretion.

9.	PREMISES IMPROVEMENTS

(A) 1. Lessee shall accept Premises in “as-is” condition, however, the Lessor shall, in good faith, substantially complete the work specified in Exhibit “B-1” attached hereto (the “Lessor’s Improvements”) within thirty (30) days after Lessor regains possession of the Demised Premises from the prior tenant/occupant (unless otherwise specified).

2. The Lessor’s obligations in Lease section 9(A)1. above may be modified, limited, or terminated by Lessor, in Lessor’s sole discretion, if at the period of time beginning on the date of this Lease herein, and ending on the Occupancy Date under this Lease, the Prior Lease shall be in full force and effect and the Lessee shall be in default (beyond any grace period granted in the Lease for curing the same) in the performance or observance of any of the terms, provisions, covenants, and conditions of the Prior Lease. Lessee’s failure to be in compliance with this Lease section 9(A)2., shall not create, or in any way give rise to, any rights for Lessee to not accept possession of the Demised Premises, it being expressly acknowledged by Lessee that Lessee’s obligations under this Lease section 9(A)2. are absolute and only Lessor can avail itself of the conditions under this Lease section 9(A)2.

(B) 1. Lessee shall perform at its sole cost and expense, and subject to the conditions herein, certain work the Demised Premises (the “Lessee’s Improvements”) as described conceptually on Exhibit B-2 (and such work which shall be performed pursuant to the Lease and Exhibit B-2) during the two (2) month period of time beginning on the date which is two (2) weeks after Lessor regains possession of the Demised Premises from the prior tenant/occupant, such period of time being hereinafter referred to as the “Lessee’s Work Period.”

2. Should the Lessor not terminate the Lease pursuant to Lease section 2(F)2. above, then the Lessor hereby grants to Lessee, in consideration for Rent, and subject to conditions precedent herein, this Lease, an allowance (the “Lessee’s Allowance”) in an amount not to exceed fifty-three thousand & 00/100 dollars ($53,000.00).

(a) At least twenty-five thousand & 00/100 dollars ($25,000.00) of the Lessee’s Allowance shall be used for costs incurred by Lessee for the actual costs of installation of the Lessee’s Improvements (which shall not include any fees/costs payable to Lessee of any kind) and only during the Lessee’s Work Period (the “Hard Costs Allowance”). Such payment shall be to reimburse the Lessee for its actual costs for the Lessee’s Improvements performed or supplied by Lessee or its contractor(s) or vendor(s), up to the amount of the Lessee’s Allowance, within (30) days after Lessor receives Lessee’s request for payment of same (the “Lessee’s 1st Request”), but only if the Lessee’s 1st Request is submitted in accordance with this Lease. Lessee may make only one (1) Lessee’s 1st Request, such request being no earlier than two (2) weeks after the substantial completion of the Lessee’s Improvements and no later than March 1, 2004. Such reimbursement or payment by Lessor shall be made by one (1) check, payable to Lessee. Any portion of the Lessee’s Allowance allocated to the Hard Costs Allowance not requested in the Lessee’s 1st Request shall be deemed forfeited by Lessee. Lessor shall have no obligation to make payment pursuant to the Lessee’s 1st Request until each and every condition set forth below has been completed to Lessor’s reasonable satisfaction. The Lessee’s 1st Request shall be accompanied by : i) a letter from Lessee summarizing the nature of invoice(s) and the labor and/or materials for which reimbursement is requested and which includes a certification from Lessee that such labor and/or materials have been received and that the invoice is true, accurate, and complete; ii) the actual invoices from appropriate parties for each and every amount to be paid or reimbursed for the Hard Costs Allowance. Lessor retains the right to make its own inspections of the Demised Premises in order to confirm that the installation of the Lessee’s Improvements are being (or were) performed in a manner, and with materials, reasonably consistent with Lessor’s operation of the Building.

(b) No more than twenty-eight thousand & 00/100 dollars ($28,000.00) of the Lessee’s Allowance may be utilized by Lessee for moving costs, re-wiring costs, architectural and other consultants’ fees, or “free rent” (the “Soft Costs Allowance”). Such payment shall be made by Lessor to the Lessee, within (30) days after Lessor receives Lessee’s request for such payment (the “Lessee’s 2nd Request”), but only if the Lessee’s 2nd Request is submitted in accordance with this Lease. Lessee may make only one (1) Lessee’s 2nd Request, such request being no earlier than two (2) weeks after the Lessor’s delivery of the Hard Costs Allowance to Lessee and no later than May 1, 2004. Such reimbursement or payment by Lessor shall be made by one (1) check, payable to Lessee. Any portion of the Lessee’s Allowance allocated to the Soft Costs Allowance not requested in the Lessee’s 2nd Request shall be deemed forfeited by Lessee.

3. In the event that the Lessee’s Improvements are not completed during the Lessee’s Work Period or if the Lessee’s 1st Request and/or Lessee’s 2nd Request to Lessor are not made in accordance with the requirements herein: i) Lessor, its Agent (hereinafter defined) and employees shall not be liable or responsible for any claims, damages, or liabilities arising in connection therewith or by reason thereof; ii) nor shall Lessee be excused from its obligations to perform under the Lease; and iii) any unused amount of the Lessee’s Allowance shall be forfeited by Lessee, and Lessee shall have no claim against Lessor for such unused amount.

4. Lessee shall indemnify, defend and hold Lessor and its Agent harmless from and against any loss, costs, liability, damage or expense (including but not limited to reasonable attorney’s fees) arising out of the design and specifications of the Lessee’s Improvements and the installation of the Lessee’s Improvements by the Lessee’s professionals, regardless of the source of payment for such professionals.

(C) All of the Lessor’s Improvements and Lessee’s Improvements shall be hereinafter the “Improvements” and become and remain the property of Lessor and shall be considered a part of the Demised Premises. In the event Lessee removes any elements of the Improvements, Lessee agrees to repair any damage to the Demised Premises and the Building and restore the Demised Premises and the Improvements to their condition after the installation of such Improvements. Any replacement of any property, fixtures or Improvements of Lessor, whether made at Lessee’s expense or otherwise, shall be and remain the property of Lessor.

10.	ALTERATIONS

After the Occupancy Date. Lessee shall make no alterations, installations, additions or additional improvements (hereinafter collectively called “Alterations”) in or to the Demised Premises or the Building without Lessor’s prior written consent except for those “Lessee’s Improvements approved by Lessor pursuant to section 9(B) above and which are installed pursuant to Exhibit B-2. Consent by Lessor to Lessee’s Alterations shall not be unreasonably withheld, except that Lessor may withhold its consent in its sole and absolute discretion with regard to requested Alterations by Lessee which affect the structure of the Building, or the mechanical, plumbing or electrical systems of the Building, or any common areas of the Building, or any exterior or interior architectural or visual aspects or parts of the Building, or any portion of the Demised Premises visible from the exterior of the Building, or any other tenant or tenants of the Building. Lessee, at its sole cost and expense, shall provide Lessor with such architectural or other plans as shall be deemed necessary by Lessor prior to performance of such Alterations, and after installation of such Alterations Lessee, at its sole cost and expense, shall provide Lessor with such revised as-built full-floor mechanical and electrical plans for the floor or floors on which the Alterations are to be made, as shall be deemed necessary by Lessor, to show Lessee’s Alterations. If any Alterations are made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor in the performance of this work, plus fifteen percent (15%) of such expenses as an administrative cost to Lessor. All Alterations shall be made in compliance with all laws and regulations and at Lessee’s sole expense, at such times and in such manner as Lessor may designate, and only by such contractors or mechanics as are approved in writing by Lessor. Approval of contractors or mechanics by Lessor, shall be based, without limitation, upon the contractors or mechanics being properly licensed, bonded and insured, their financial posture, experience and past job performance.

All Alterations to the Demised Premises, whether made by Lessor or Lessee, and whether at Lessor’s or Lessee’s expense, or the joint expense of Lessor and Lessee, shall be and remain the property of Lessor. Notwithstanding the foregoing, however, any Alterations, fixtures or any other property installed in the Demised Premises at the sole expense of Lessee, and which can be removed without causing material damage to the Demised Premises or the Building, shall be and remain the property of Lessee if (and only if) Lessee provides to Lessor a list of each such Alteration prior to the installation of such Alteration (as such may be approved by Lessor), and if

Lessee fails to list any such Alteration as aforesaid then Lessor shall have the option, by written notice to Lessee, to require Lessee to remove such Alteration at the expiration or earlier termination of this Lease or to leave it in place as Lessor’s property at the expiration or earlier termination of this Lease. In the event Lessee removes any of these Alterations and the like, Lessee agrees, at Lessor’s election, to: i) to repair any damage to the Building caused by said removal and to restore the Demised Premises to a condition equal to that on the Occupancy Date; or ii) pay Lessor, as additional Rent, for all costs incurred by Lessor to undertake such repairs. Any replacements of any property or improvements of Lessor, whether made at Lessee’s expense or otherwise, shall be and remain the property of Lessor.

If Lessor consents to the Alterations, Lessor, may elect to require Lessee to remove all or any part of the Alterations made by Lessee subsequent to the Occupancy Date at the expiration or earlier termination of the term of this Lease, such election which shall be indicated by Lessor to the Lessee in writing at the time Lessor consents to the Alterations. Removal of Lessee’s Alterations shall be at Lessee’s cost and expense, and Lessee shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal.

Lessee shall remove all of Lessee’s property at the expiration or earlier termination of this Lease, unless otherwise specified by Lessor, as set forth above. In the event Lessee does not remove Lessee’s property at the expiration or earlier termination of the Lease, such property shall become the property of Lessor.

In the event Lessee fails to remove its property or the Alterations requested to be removed by Lessor on or before the expiration, or earlier termination, of the term of the Lease, then Lessor may remove such property and Alterations from the Demised Premises at Lessee’s expense, and Lessee hereby agrees to pay to Lessor, as additional Rent, the cost of such removal together with any and all damages which Lessor may suffer and sustain by reason of the failure of Lessee to remove the same. Said amount of additional Rent shall be due and payable upon receipt by Lessee of a written statement of costs and damages from Lessor.

11.	LIENS

Lessee shall promptly pay all persons furnishing labor or materials with respect to any work performed by Lessee or its contractors on or about the Demised Premises. If any mechanics’ or other lien is filed against the Demised Premises, or the Building for work, labor, services, or materials, done for or supplied to or claimed to have been done for or supplied to Lessee, such lien shall be discharged by Lessee, at its sole cost and expense, within ten (10) days from the date Lessee receives written demand from Lessor to discharge said lien, by the payment thereof or by filing any bond required by law. If Lessee shall fail to discharge any such lien, Lessor may, at its option, discharge the same and treat the cost thereof (together with an administrative fee of fifteen percent (15%) of such costs) as additional Rent, due and payable upon receipt by Lessee of a written statement of costs from Lessor. It is hereby expressly covenanted and agreed that such discharge of any lien by Lessor shall not be deemed to waive or release Lessee from its default under the Lease for failing to discharge the same.

Lessee will indemnify and hold harmless Lessor from and against any and all claims, damages and expenses incurred by Lessor, arising from any liens placed against the Demised

Premises or the Building and the land (or full parcel(s)) upon which it is situated, or other parcels associated with the Building) as a result of any work performed by or on behalf of Lessee in the Demised Premises at its own cost and under its own control and direction, or making any Alterations to the Demised Premises.

12.	MAINTENANCE BY LESSEE

(A) Lessee at its sole cost and expense shall keep, maintain, and repair the Demised Premises and the fixtures and equipment therein (including, without limitation, all of the Improvements) in clean, safe and sanitary condition, shall take good care thereof, and shall suffer no waste or injury thereto. Without limiting the general provision above, Lessee, at its sole cost and expense shall be responsible for the following items within/for the Demised Premises (which shall include, but may not be limited to): i) cleaning and char services and supplies for any eating area(s)/room(s), kitchenette(s), shower(s), or lavatorie(s); ii) replacement cost of any lighting elements of all light fixtures which are not Building Standard fixtures (as well as the maintenance of any such fixtures); iii) maintenance of any locks/keys/hardware for: a) locks on any internal doors within the Demised Premises, or b) any non Building Standard locks to any entry door(s) to the Demised Premises; iv) maintenance of any security system or non Building Standard item or Alteration (whether or not approved by Lessor); and v) repair/replacement of any ceiling tile or other item as a result of wiring/cabling conducted by or on behalf of the Lessee.

(B) At the expiration or earlier termination of the term of this Lease (or immediately upon the earlier vacancy of the Demised Premises by the Lessee), Lessee shall surrender the Demised Premises and the Improvements, broom clean and in the same order and condition in which they were on the Occupancy Date (which shall include compliance with section 12(C) hereinafter set forth) ordinary wear and tear and damage by the elements, fire and other insured casualty excepted.

(C) 1. Within ten (10) business days after the expiration or sooner termination of the Lease, Lessor may elect (“Election Right”) by written notice to Lessee to (so long as evidence is provided to the Lessor which is satisfactory to Lessor, of Lessee’s compliance with Section 12(C)3.):

(a) Retain any or all wiring, cables, and similar installations appurtenant thereto installed by Lessee in the risers and other pathways of the Building and the Demised Premises (“Wiring”);

(b) Remove any or all such Wiring and restore the Demised Premises and risers to their condition existing prior to the installation of the Wiring (“Wire Restoration Work”). Lessor shall perform such Wire Restoration Work at Lessee’s sole cost and expense (such work which shall be performed at “market rates” for same); or

(c) Require Lessee to perform the Wire Restoration Work at Lessee’s sole cost and expense.

2. The provisions of this section 12(C) shall survive the expiration or sooner termination of the Lease.

3. In the event Lessor elects to retain the Wiring (pursuant to section 12(C) hereof), Lessee covenants that:

(a) Lessee shall be the sole owner of such Wiring (up until the time of Lessor’s Election Right), that Lessee shall have good right to surrender such Wiring, and that such Wiring shall be free of all liens and encumbrances; and

(b) All Wiring shall be left in good condition, working order, properly labeled at each wire end and properly labeled in each telecommunications/electrical closet and junction box, and in safe condition.

4. Not withstanding anything to the contrary in section 5 of this Lease, Lessor may retain the Security Deposit after the expiration or sooner termination of the Lease until the earliest of the following events:

(a) Lessor elects to retain the Wiring pursuant to section 12(C);

(b) Lessor elects to perform the Wiring Restoration Work and the Wiring Restoration Work is complete and Lessee has fully reimbursed Lessor for all costs related thereto; or

(c) Lessor elects to require the Lessee to perform the Wiring Restoration Work and the Wiring Restoration Work is complete and Lessee has completely paid the Lessor for all costs related thereto.

5. In the event Lessee fails or refuses to pay all costs of the Wiring Restoration Work within ten (10) days of the effective date Lessor’s notice to Lessee requesting Lessee’s reimbursement for or payment of such costs, Lessor may apply all or any portion of Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work.

6. The retention or application of the Security Deposit by Lessor pursuant to this section 12(C) does not constitute a limitation on or waiver of Lessor’s right to seek further remedy under law or equity.

13.	SIGNS AND ADVERTISEMENTS

No sign, advertisement, or notice shall be inscribed, painted, affixed, or displayed on any part of the outside or the inside of the Demised Premises or the Building without Lessor’s prior written consent and then only in such place, number, size, color and style (i.e., Building standard lettering) as is authorized by Lessor. If any such sign, advertisement or notice is exhibited without first obtaining Lessor’s written consent, Lessor shall have the right to remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor by said removal, as additional Rent.

Lessor agrees to display: i) Lessee’s name on one (1) strip (line); and ii) the names of up to six (6) individuals who are employees/principals of the Lessee; on each of the two (2)

Building lobby directories in the Building standard color, size, and style of lettering, at Lessor’s one-time, initial expense; and at the Lessee’s sole cost and expense any time thereafter. At Lessee’s sole cost and expense, Lessee may display Lessee’s name: i) on (or adjacent to) the main entry door of the Demised Premises; and ii) on a wall of the Building’s sixth (6th) floor elevator lobby; both places only in color, size, and location (and means of attachment/affixation) as may be agreed to by the Lessor, but which may incorporate Lessee’s logo as shown on exhibit ”G” attached hereto.

Lessor shall have the right to prohibit any advertisement of Lessee or reference to the Building, Lessor, or its Agent which in Lessor’s opinion tends to impair the reputations of said parties or of the Building or its desirability as a high-quality commercial-use building, and, upon written notice from Lessor, Lessee shall immediately refrain from and discontinue any such advertisement or reference.

14.	DELIVERIES AND MOVING OF LESSEE’S PROPERTY

No furniture, equipment, deliveries, or other bulky matter of any description shall be received into the Demised Premises or the Building, or carried in the elevators except in the manner and during the times approved by Lessor. Lessee shall obtain Lessor’s prior determination of the manner in which said property may be moved into the Building. All moving of furniture, equipment and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same. Lessor shall have the sole right to determine the load capacities of the elevators of the Building and to determine if Lessee’s property can be safely transported in the elevators. Lessee agrees promptly to remove from the sidewalks adjacent to the Building or any of the Building common areas, any of the Lessee’s furniture, equipment or other material there delivered or deposited.

15.	LESSEE’S EQUIPMENT

(A) Lessee will not install or operate in the Demised Premises any electrically operated equipment or other machinery (other than typewriters, word processing machines, personal computers, adding machines, radios, televisions, tape recorders, dictaphones, bookkeeping machines, copying machines, clocks, and other business machines and equipment normally employed for general office use) which require high electricity consumption for operation, without first obtaining the prior written consent of Lessor, who may condition such consent upon payment by Lessee of additional Rent as compensation for additional consumption of electricity and/or other utility services. Such additional Rent shall be in addition to Lessee’s other obligations under this Lease to pay any costs specified elsewhere in this Lease. If any or all of Lessee’s equipment requires electricity consumption in excess of the capacity of the electrical system existing in the Demised Premises, and if Lessor consents to the installation of such equipment, then all additional transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Lessee’s equipment shall be installed, if reasonably feasible, by Lessor at the cost and expense of Lessee.

If Lessee’s equipment causes Lessee’s consumption of electricity to exceed the Building standard amount provided by Lessor (as determined by Lessor), or if such equipment is to be consistently operated beyond the normal Building hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, Lessor may at its option: i) install a separate electric meter for the Demised Premises at Lessee’s sole cost and expense; ii) install a separate meter at Lessee’s sole cost and expense, to record the specific equipment that is causing Lessee’s excessive consumption of electricity; or iii) determine the equitable amount to be charged to Lessee for such excessive consumption of electricity. In the event Lessor installs a separate meter for the Demised Premises, Lessee shall then pay the cost of such excessive consumption of electricity as recorded by such meter directly to the Lessor. In the event Lessor separately meters the specific equipment or in the event Lessor itself determines the equitable amount to be charged to Lessee as aforesaid, Lessee shall be billed periodically by Lessor based upon such excessive consumption.

(B) Lessee shall not install any equipment of any kind or nature whatsoever or permit any use of the Demised Premises which will or may necessitate any changes, replacements or additions to, or in the use of (but necessarily limited to), the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Demised Premises or the Building without first obtaining the prior written consent of Lessor. Any machines or mechanical equipment belonging to or being used by Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Lessor or to any tenant in the Building shall be installed and maintained by Lessee, at Lessee’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

(C) Lessor shall have the right to prescribe the weight and position of all heavy personal property, equipment and fixtures, including, but not limited to, data processing equipment, record and file systems, and safes which Lessee intends to install or locate within the Demised Premises. Lessee shall obtain Lessor’s prior review and approval before installing or locating any such heavy personal property, equipment and fixtures in the Demised Premises, and if installation or location of such property, equipment or fixtures, in Lessor’s opinion, requires structural modifications or reinforcement of any portion of the Demised Premises or the Building, Lessee agrees to reimburse Lessor, as additional Rent, for any and all costs incurred by Lessor to make such required modifications or reinforcements, and such modifications or reinforcements shall be completed prior to Lessee installing or locating such equipment or fixtures in the Demised Premises. Lessee shall reimburse Lessor within thirty (30) days of receipt of any statement setting forth those costs.

16.	SERVICES AND UTILITIES

(A) Lessor shall provide and maintain the following utilities and services (unless stated otherwise or interrupted by Lessee’s mis-use or negligence):

1. Hot and cold water and lavatory supplies, it being understood and agreed that hot and cold water and lavatory supplies shall be furnished by Lessor only at those points of supply provided for general use of other tenants in the Building, as well as hot and cold water to any Lessor approved facility within the Demised Premises;

2. Automatically operated elevator service (at least one (1) elevator) at all times;

3. Cleaning and char services, as determined by Lessor, after normal business hours, Monday through Friday of each week, except on the holidays listed in subparagraph (iv) below. This shall not include any eating area(s)/room(s), kitchenette(s), shower(s) or lavatorie(s) within the Demised Premises; the cleaning and supplying of which shall be the sole cost and responsibility of the Lessee;

4. Heat and air-conditioning in seasons as determined by Lessor, Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 9:00 a.m. to 1:00 p.m., except for the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act. Lessor shall provide heat and air-conditioning at times in addition to those specified in the preceding sentence at Lessee’s expense, provided Lessee gives Lessor notice prior to 1:00 p.m. on a business day in the case of after-hours service on that business day and prior to 3:00 p.m. on the immediately preceding business day in the case of after-hours service on a Saturday, a Sunday or a holiday. Lessor shall charge Lessee for said after-hours services the same rate it charges other tenants of the Building. Lessor reserves the right, in its sole discretion, to increase the hourly charge for said after-hours service, but in no event shall the rate per hour charged Lessee be more than the rate per hour charged other tenants of the Building. In the event the same after-hours service is also requested by other tenants of the Building in addition to Lessee, the charge therefor to each tenant requesting such after-hours service shall be prorated among all requesting tenants based upon the respective square footages of each of the demised premises of the tenants requesting such after-hours service;

5. Maintenance and electric lighting service for all public areas in the Building, as well as all Building Standard light fixtures within the Demised Premises;

6. Building access system as determined by Lessor; and

7. Electricity and electrical facilities to furnish Building standard amounts (as determined by Lessor) of electricity for equipment of Lessee installed pursuant to the section of this Lease entitled, “Lessee’s Equipment.”

(B) In the event any public utility supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Lessor or Lessee must reduce, or maintain at a certain level, the consumption of electricity for the Demised Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Demised Premises or Building, Lessor and Lessee shall each adhere to and abide by said laws, regulations or executive orders without any reduction in Rent.

(C) Lessor’s inability to furnish, to any extent, these defined services, or any cessation thereof, resulting from, but not limited to, any causes including from entry from inspections, repairs, alterations, improvements and installations by Lessor, its Agent, employees or contractors pursuant to the section of this Lease entitled “Entry for Inspections, Repairs, and Installation,” or from renovation, redecoration or rehabilitation of any area of the Building, including the lobby, or any of the surrounding public spaces, shall not render Lessor liable for damages to either person or property, nor be construed as an eviction of Lessee, nor work as an abatement of any portion of Rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of the Building equipment or machinery cease to function properly for any cause, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim against Lessor for damages or for a rebate of any portion of Rent on account of any interruptions in any services occasioned thereby or resulting therefrom.

(D) Lessor shall not be liable to Lessee for any loss, damage, or expense which Lessee may sustain if the quality or character of the utilities or services herein used upon or furnished to the Demised Premises (or Lessee) are no longer available or suitable for Lessee’s requirements or if said utilities are interrupted as a result of actions by the public utility companies or any other cause other than Lessor’s gross negligence or willful misconduct.

17.	LESSEE’S RESPONSIBILITY FOR DAMAGES/EXPENSES

(A) Any and all injury, breakage or damage to the Demised Premises, the Building, or the Improvements arising from any cause done by (or omission of) Lessee, its agents, contractors, servants, employees and visitors, or by individuals and persons making deliveries to or from the Demised Premises, except as provided for in the section of this Lease entitled, “All Risk Coverage Insurance,” shall be repaired by Lessor at the sole expense of Lessee.

(B) Lessee shall defend, indemnify and hold harmless Lessor, its mortgagees and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements damages, costs or expenses (including, without limitation, reasonable attorneys’ and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to: i) the violation or alleged violation of any federal, state or local laws, statutes, regulations, rules, ordinances, codes, standard, orders, licenses and permits by Lessee, its agents, employees, contractors or invitees; or ii) any suit, proceeding, hearing or administrative action involving Lessee, its agents, employees, contractors or invitees in which Lessor is not a party or otherwise involved but for being the Lessor under this Lease.

(C) The payment by Lessee for the cost of such repairs/expenses by or of Lessor as a result of this section 17 of the Lease shall be due as additional Rent with the next installment of Monthly Rent after Lessee receives a bill for such repairs/expenses from Lessor. The provisions herein this section 17 shall not be in limitation of any other rights and remedies which Lessor has or may have in such circumstances.

18.	ENTRY FOR INSPECTIONS, REPAIRS, OR INSTALLATIONS

Lessee shall permit Lessor, its Agent, employees or contractors, to enter the Demised Premises at all reasonable times (which shall include during business hours) and in a reasonable manner, without charge to Lessor or diminution of Monthly Rent payable by Lessee, to: i) examine, measure, inspect, or protect the Demised Premises or the Building, and upon one (1) day written notice, to make such repairs or installations as in the judgment of Lessor may be deemed necessary to maintain or protect the Demised Premises or Building or as may be required by any governmental requirements (beyond any responsibility of the Lessee hereunder); or ii) exhibit the same to prospective purchasers of the Building or prospective lenders to Lessor; or iii) exhibit the same to prospective tenants during the last nine (9) months of the term of this Lease; or iv) exhibit the same to prospective tenants prior to the last nine (9) months of the term of this Lease, but only at times that are other than the “Working Day”; and v) in the event of an emergency, enter the Demised Premises or the Building without notice and make whatever repairs are necessary to protect the Demised Premises or the Building, or personal property. Lessor shall use reasonable efforts to minimize interference to Lessee’s business when making repairs, but Lessor shall not be required to perform the repairs at a time other than during normal working hours.

In addition to the above, Lessor, its Agent, employees, or contractors may, upon no less than ten (10) days prior written notice to Lessee, enter the Demised Premises at reasonable times and in a reasonable manner, without charge to Lessor or diminution of Monthly Rent payable by Lessee, to make installations related to the construction of tenant improvements work being performed by Lessor for other tenants of the Building, to make repairs, alterations and improvements arising due to repairs, alterations and improvements to any areas adjoining the Demised Premises, to erect, use and maintain pipes and conduits in and through the Demised Premises, or to make installations, improvements and repairs to utility services of the Building located in or about the Demised Premises. Lessor shall use reasonable efforts to minimize interferences with Lessee’s business operations, but Lessor shall not be required to perform such work at a time other than normal working hours.

19.	INSURANCE RATING

Lessee shall not conduct or permit to be conducted any activity, or place any equipment or property in or about the Demised Premises that will increase in any way the rate of All Risk Coverage insurance or other insurance on the Building, unless consented to by Lessor. Lessor’s consent may be conditioned upon Lessee’s payment of any costs arising directly or indirectly from such increase. If any increase in the rate of All Risk Coverage insurance or other insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Lessee’s activity, equipment or property in or about the Demised Premises, said statement shall be conclusive evidence that the increase in such rate is due to such activity, equipment or property and, as a result thereof, Lessee shall be liable for such increase. Any such rate increase and related costs incurred by Lessor shall be deemed additional Rent due and payable by Lessee to Lessor upon receipt by Lessee of a written statement of the rate increase and costs. Lessee may contest, at its sole cost and expense, any insurance rate increase, provided such action by Lessee will not adversely affect the insurance coverage of Lessor.

20.	INDEMNITY AND PUBLIC LIABILITY INSURANCE

(A) Lessee shall indemnify and save harmless Lessor and its Agent from any and all liability, damage, expense, cause of action, suits, claims, judgments and cost of defense arising from injury to person or personal property in and on the Demised Premises, or upon any adjoining sidewalks or public areas of the Building, which arise out of the act, failure to act or negligence of Lessee, its agents or employees.

(B) In order to assure such indemnity, Lessee shall, at its sole cost, carry and keep in full force and effect at all times during the term of this Lease, a commercial general liability policy with a single limit of at least two million & 00/100 dollars ($2,000,000.00) including coverage for bodily injury, property damage and personal injury liability.

(C) Lessee shall defend, indemnify and hold harmless Lessor, its mortgagees and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorneys’ and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to: i) the violation or alleged violation of any federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits by Lessee, its agents, employees, contractors or invitees, or ii) any suit, proceeding, hearing or administrative action involving Lessee, its agents, employees, contractors or invitees in which Lessor is not a party or otherwise involved but for being the Lessor under this Lease.

21.	WORKER’S COMPENSATION INSURANCE

Lessee shall carry and keep in full force and effect at all times during the term of this Lease, at its sole cost, worker’s compensation or similar insurance in form and amounts required by law. Such insurance shall contain waiver of subrogation provisions in favor of Lessor and its Agent.

22.	ALL RISK COVERAGE INSURANCE

Lessor shall obtain and maintain All Risk Coverage insurance covering the Building. Lessee shall obtain and maintain throughout the term of this Lease and any extension or renewal periods All Risk Coverage insurance insuring against damage to and loss of all of the Improvements in or used in connection with the Demised Premises (whether constructed by Lessor or Lessee), fixtures, glass in windows and plate glass, equipment, furniture, and all other personal property in and about the Demised Premises. Lessor and Lessee hereby release each other and waive any claims they may have against the other for loss or damage to the Building, Demised Premises, the Improvements, fixtures, equipment and/or any other personal property arising from a risk insured against, under the All Risk Coverage insurance policies to be carried by Lessor and Lessee, as required above, even though such loss or damage was caused by the negligence of Lessor and Lessee, their agents or employees, except for the amount of the deductible under said policies. Lessor and Lessee agree to obtain and maintain throughout the term of this Lease endorsements to their respective All Risk Coverage policies waiving the right of subrogation of their insurance companies against the other party and its agents and employees.

Except to the extent expressly provided herein, nothing contained in this Lease shall relieve Lessor or Lessee of any liability to each other or to their insurance carriers which Lessor or Lessee may have under law or the provisions of this Lease in connection with any damage to the Building, Demised Premises, the Improvements, fixtures, equipment, furniture, and all other personal property, by fire or other casualty.

23.	LESSEE’S CONTRACTOR’S INSURANCE

Lessee shall require any contractor of Lessee performing work on the Demised Premises to carry and maintain, at no expense to Lessor:

(A) commercial general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits, for each occurrence, of not less than one million & 00/100 dollars ($1,000,000.00) with respect to personal injury, death, or property damage; and

(B) worker’s compensation or similar insurance in form and amounts required by law.

24.	REQUIREMENTS FOR LESSEE’S INSURANCE POLICIES

The company or companies writing any insurance which Lessee is required to carry and maintain or cause to be carried or maintained pursuant to this Lease as well as the form of such insurance shall at all times be subject to Lessor’s approval and any such company or companies shall be a good and responsible insurance company, licensed to do business in the District of Columbia. Lessee’s public liability and All Risk Coverage insurance policies and certificate(s) evidencing such insurance shall name Lessor and its Agent as additional insureds and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to Lessor. Lessee agrees to provide to Lessor prior to taking possession of the Demised Premises (and annually thereafter thirty (30) days prior to the expiration of such policy) the certificate(s) evidencing such insurance; Lessor may withhold delivery of the Demised Premises without delaying the Commencement Date, or triggering any abatement of rent, if Lessee fails to provide Lessor with the certificate(s).

Any insurance carried or to be carried by Lessee hereunder shall be primary over any policy that might be carried by Lessor. If Lessee shall fail to perform any of its obligations regarding the acquisition and maintenance of insurance, Lessor may perform the same and the cost of same shall be deemed additional Rent, payable upon Lessor’s demand. All insurance coverages hereunder shall contain deductibles in amounts reasonably satisfactory to the Lessor with the exception of the general liability policy which shall have no deductible at all.

25.	LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON

(A) All personal property of Lessee, its employees, agents, subtenants, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on the Demised Premises shall be and remain in and on the Demised Premises and the Building at the sole risk of Lessee and said parties and Lessor shall not be liable to Lessee or any such person or party for any damage to, or loss of personal property thereof, including loss or damage arising from (but not limited to): i) any act, including theft, or any failure to act, of any other persons; ii) the leaking of the roof; iii) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes; iv) the rupture or leaking of heating, air conditioning, or plumbing fixtures, including security and protective systems; v) short circuiting or malfunction of electrical wires or fixtures, including security and protective systems; or vi) the failure of the heating or air-conditioning systems. Lessor shall also not be liable for the interruption or loss to Lessee’s business arising from any of the above-described acts or causes. Lessee specifically agrees to save Lessor and its Agent harmless in all such cases.

(B) Lessor shall not be liable for any personal injury to Lessee, Lessee’s employees, agents, subtenants, business invitees, licensees, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the Demised Premises or the Building, unless such party establishes that there has been gross negligence or willful misconduct on the part of Lessor, provided however that the Lessor shall nevertheless continue to be insured hereunder.

26.	DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES

If: i) the Demised Premises is damaged by fire or other casualty insured against by Lessor’s All Risk Coverage insurance policy covering the Building; and ii) the Demised Premises can be fully repaired, in Lessor’s opinion, within 180 days from the date of the insured risk; then the Lessor, at Lessor’s expense, shall repair such damage, provided, however, Lessor shall have no obligation to repair any damage to, or to replace, Lessee’s non-building standard tenant improvements or any other property located in the Demised Premises. Except as otherwise provided herein, if: i) the entire Demised Premises is rendered untenantable by reason of the insured risk, then Monthly Rent shall abate for the period from the date of such damage to the date when Lessor has completed repairs to the Demised Premises as specified above; or ii) if only a portion of the Demised Premises is so rendered untenantable by reason of the insured risk, then Monthly Rent shall abate for such period in the proportion which the area of the portion of the Demised Premises so rendered untenantable by reason of the insured risk bears to the total area of the Demised Premises. However, if prior to the date when such repairs have been completed, any portion of the Demised Premises so damaged shall be rendered tenantable or shall be used or occupied by Lessee or any person claiming through or under Lessee, then the amount by which the Monthly Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when such repairs are completed. No compensation or claim or reduction of rent will be allowed or paid by Lessor by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Demised Premises or any portion of the Building.

Notwithstanding the foregoing, if, prior to or during the term of this Lease: i) the Demised Premises is so damaged that, in Lessor’s opinion, the Demised Premises cannot be fully repaired within 180 days from the date the damage occurred; or ii) the Building is so damaged that, in Lessor’s opinion, substantial repair or reconstruction of the Building shall be required (whether or not the Demised Premises is damaged or rendered untenantable), then, in any of such events, Lessor, at its option, may give to Lessee, within sixty (60) days after such fire or other casualty, a thirty (30) days notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the term of the Lease, and the then-applicable Monthly Rent shall be apportioned as of such date, including any rent abatement as provided above.

27.	DEFAULT OF LESSEE

This Lease shall, at the option of Lessor, cease and terminate if: i) Lessee fails to pay Rent, including any installment of Monthly Rent, additional Rent, costs of the Improvements (if any are payable by Lessee hereunder), or any sums, charges, expenses and costs of any kind or nature identified in this Lease as additional Rent, although no legal or formal demand has been made, and such failure to pay Rent continues for a period of five (5) days after written notice addressed to Lessee has been delivered by Lessor to the Demised Premises (and to no other address, notwithstanding any other notice address for the Lessee pursuant to section 41 of this Lease); or ii) Lessee violates or fails to perform any of the other conditions, covenants or agreements of this Lease, and any violation or failure to perform any of those conditions, covenants or agreements continues for a period of ten (10) days after written notice thereof has been delivered by Lessor to Lessee, or, in cases where the violation or failure to perform cannot by its nature be corrected within ten (10) days, Lessee does not begin to correct the violation or failure to perform within ten (10) days after receiving Lessor’s written notice and/or Lessee thereafter does not diligently pursue the correction of the violation or failure to perform. Any said violation or failure to perform or to pay any Rent, if left uncorrected, shall operate as a notice to quit, any further notice to quit or notice of Lessor’s intention to re-enter being hereby expressly waived. Lessor may thereafter proceed to recover possession under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located or by such other proceedings, including re-entry and possession, as may be applicable. If Lessor elects to terminate this Lease, everything herein contained on the part of Lessor to be done and performed shall cease without prejudice to the right of Lessor to recover from Lessee all Rent accruing up to and through the date of termination of this Lease or the date of recovery of possession of the Demised Premises by Lessor, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Lessee’s default as hereinabove provided, or if Lessee abandons or vacates the Demised Premises (coupled with non payment of Rent) before the expiration or termination of the term of this Lease, the Demised Premises may be relet by Lessor for such rent and upon such terms as are not unreasonable under the circumstances, and, if the full rent hereinabove provided is not realized by Lessor, Lessee shall be liable for all damages sustained by Lessor, including, without limitation, deficiency in Rent, reasonable attorneys’ fees, brokerage fees, and expenses of placing the Demised Premises in a condition equal to that of the Demised Premises on the Occupancy Date. Any damage or loss of Rent sustained by Lessor may be recovered by Lessor, at Lessor’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Lessor’s option, may be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term. The provisions contained in this section shall be in addition to and shall not prevent the enforcement of any claim Lessor may have against Lessee for anticipatory breach of the unexpired term of this Lease.

28.	REPEATED DEFAULTS

(A) If Lessee is in default of this Lease with respect to the same or substantially the same provision hereof two (2) or more times during any three (3) month period during the term of this Lease, then, at Lessor’s election, Lessee shall not have any right to cure such repeated default, the terms and conditions of the section of this Lease entitled, “Default of Lessee”, notwithstanding. In the event of Lessor’s election not to allow a cure of a repeated default, Lessor shall have all of the rights provided for in that section of this Lease for an uncured default.

(B) 1. If Lessee is in default under this Lease more than two (2) times during any three (3) month period, irrespective of whether or not such default is cured, then, without limiting Lessor’s other rights and remedies provided for in this Lease or at law or in equity, the Security Deposit shall automatically be increased to an amount equal to the greater of:

(a) Two (2) times the original Security Deposit; or

(b) Three (3) months’ Monthly Base Rent (at the time of the later of the defaults cited above in section 28(A).

Either of the applicable amounts above in 28(B)1.(a) and (b) (the “Additional Deposit”) shall be paid immediately by Lessee to Lessor forthwith on written demand.

2. Lessee shall make such Additional Deposit in the form of a cashiers check (or similar) and deliver such Additional Deposit with ten (10) days of Lessor’s written demand for such automatic increase.

29.	WAIVER

If Lessor institutes legal or administrative proceedings against Lessee and a compromise or settlement thereof is made, the same shall not constitute a waiver of Lessee’s obligations to comply with any covenant, agreement or condition of this Lease, nor of any of Lessor’s rights hereunder. No waiver by Lessor of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Lessee or receipt by Lessor (or any party designated by Lessor to receive any payments of Rent) of a lesser amount than the amount of Rent due Lessor shall be deemed to be other than payment on account of the earliest stipulated Rent. In addition, no endorsement or statement on any check or letter accompanying a check for payment of such Rent shall be deemed an accord and satisfaction. Lessor, or any party designated by Lessor, may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Building is located. No re-entry by Lessor, and no acceptance by Lessor of keys from Lessee, shall be considered an acceptance of a surrender of the Lease.

No reference to any specific right or remedy shall preclude Lessor from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity.

30.	SUBORDINATION AND COVENANTS WITH MORTGAGEES

This Lease is subject and subordinate to the lien of all and any mortgages which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises is a part, or Lessor’s leasehold interest therein, and to all and any renewals, restatements, extensions, consolidations, modifications, recastings or refinancings thereof. The foregoing subordination is and shall be self-executing, but in confirmation of such subordination, Lessee shall, at Lessor’s or any mortgagee’s request, promptly execute any requisite or appropriate certificate or other document. Lessee hereby constitutes and appoints Lessor as Lessee’s attorney-in-fact to execute any such certificate or other document for or on behalf of Lessee if Lessee does not execute said certificate or document within five (5) days after receipt thereof. The term “mortgages” shall include ground leases, both construction and permanent financing, and deeds of trust and similar security instruments.

Notwithstanding any other provision of this Lease or of law to the contrary, if a mortgagee shall so elect by notice to Lessee or by the recording of a unilateral declaration of subordination among the land records of the District of Columbia at any time before such mortgagee conducts a foreclosure sale (without the necessity of any instrument or agreement with or by Lessee), this Lease and Lessee’s rights hereunder shall be superior and prior in right to the mortgage of which such mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

Lessee agrees that in the event that any proceedings are brought for the foreclosure or termination of any such mortgage, Lessee shall, whether the Lease be superior or subordinate to the mortgage, attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and Lessee agrees to execute and deliver within ten (10) days after such request a confirmation of such attornment. Lessee shall also recognize such purchaser as the Lessor under this Lease. Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

If the Building, the Demised Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument, and this Lease or the rents are assigned to such mortgagee, trustee or beneficiary, and the Lessee is given written notice thereof, including the post office address of such assignee, then Lessee may not terminate this Lease for any default on the part of Lessor without first giving written notice by certified or registered mail, return receipt requested, to such assignee. Pursuant to the foregoing, Lessee is hereby notified that the current mortgage is such an assignee and that the address of the current mortgagee is Monumental Life Insurance Company, c/o Aegon USA Realty Advisors, Inc., 4333 Edgewood Road N.E., Cedar Rapids, Iowa. Every such notice under this paragraph shall specify the default in reasonable detail, and afford such assignee a reasonable opportunity (which shall not be less than thirty (30) days) to make performance, at its election, for and on behalf of Lessor.

Lessee covenants as follows with each holder of a mortgage, which covenants shall be for the benefit of and enforceable only by such mortgagee:

(a) Rent Paid in Advance. No beneficiary of any mortgage of all or any part of the property of which the Demised Premises are a part, shall be bound by any payment of Rent for more than one month in advance;

(b) No Amendment, Modification or Cancellation. No amendment, modification or cancellation of this Lease shall be effective unless in compliance with the requirements of the current mortgagee;

(c) Not Bound by Lessor’s Default. No beneficiary of any mortgage of all or part of the property of which the Demised Premises are a part shall be bound by any default of Lessor under this Lease or be responsible for any defect in the Demised Premises or be responsible for any accrued liabilities of Lessor under this Lease or be responsible for any refund or rebate owed to Lessee, unless such beneficiary has received the funds that constitute such refund, or for any work or improvement not completed by Lessor or any prior landlord;

(d) Nonrecourse to Lessor. In the case of any foreclosure of the lien of any mortgage, the rights and remedies of Lessee in respect of any obligations of any successor landlord hereunder shall be nonrecourse as to any assets of such successor landlord other than its interest in the Demised Premises;

(e) No Abatement. Lessee’s obligation to pay Rent shall not be subject to any abatement, deduction, counterclaim, or setoff as against any mortgagee, or purchaser upon the foreclosure of any other mortgage or the delivery of a deed in lieu thereof to or any other mortgagee, by reason of a landlord default occurring prior to such foreclosure or the delivery of such deed;

(f) No Duty to Cure Defaults. No beneficiary of any mortgage or their successor in interest shall be obligated to cure existing defaults, other than defaults of a continuing nature of which such beneficiary received notice, and in respect of which Lessee afforded such beneficiary a reasonable cure period (which shall not be less than thirty (30) days) following such notice;

(g) Return of Security Deposit. No beneficiary of any mortgage or their successor in interest shall be obligated to return any security deposit not actually received by such beneficiary or successor in interest;

(h) Payment of Rent. Lessee may pay Rent to the beneficiary of a mortgage upon notice from such beneficiary that Lessor’s license to collect Rent has been revoked; and

(i) Notice to Lessee. Any notice delivered to Lessee by beneficiary under a mortgage shall be valid if delivered to the Demised Premises under the Lease.

31.	CONDEMNATION

If the whole or a “substantial part of the Demised Premises” or the Building is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Lessee shall have no claim against Lessor or the condemning authority for any portion of the amount of the condemnation award or settlement that Lessor claims as its damages arising from such condemnation or acquisition, or for the value of any unexpired term of the Lease. Lessee may make a separate claim against the condemning authority for a separate award for the value of any of Lessee’s tangible personal property and trade fixtures, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law, provided the same shall not diminish the amount of Lessor’s award.

If less than a “substantial part of the Demised Premises” is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For purposes of this section, a “substantial part of the Demised Premises” shall be considered to have been taken if twenty-five percent (25%) or more of the Demised Premises is condemned or acquired in lieu of condemnation, or if less than twenty-five percent (25%) of the Demised Premises is taken and the portion of the Demised Premises taken renders the entire Demised Premises untenantable for the conduct of Lessee’s business.

If twenty-five percent (25%) or more of the Building is condemned (whether or not the Demised Premises shall have been condemned) and Lessor elects to demolish the remainder of the Building, Lessor may elect to terminate this Lease.

32.	RULES AND REGULATIONS

Lessee, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit “C” and such other reasonable rules and regulations as may be promulgated from time to time by Lessor for the operation and maintenance of the Building, provided a copy thereof is sent to Lessee. Nothing contained in this Lease shall be construed to impose upon Lessor any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Lessor shall not be liable to Lessee for violation of the same by any other tenant, any other tenant’s employees, agents, business invitees, licensees, customers, clients, family members or guests.

33.	RIGHT OF LESSOR TO CURE LESSEE’S DEFAULT

If Lessee defaults in the making of any payment to any third (3rd) party required hereunder, or doing any act required to be made or done by Lessee relating to the Demised Premises, then Lessor may, but shall not be required to, make such payment or do such act, and the amount of the costs and expenses thereof, if made or done by Lessor, plus an administrative fee of fifteen percent (15%) of such costs and expenses, with interest on the total amount at a rate equal to two (2) percentage points above the base rate or prime rate of interest per annum as published from time to time in the Money Rates section of the Wall Street Journal, accruing from the date paid by Lessor, shall be paid by Lessee to Lessor and shall constitute additional Rent hereunder due and payable by Lessee upon receipt of a written statement of costs from Lessor. The making of such payment or the doing of such act by Lessor shall not operate to cure Lessee’s default, nor shall it prevent Lessor from the pursuit of any remedy to which Lessor would otherwise be entitled.

34.	LATE CHARGES

If any installments of Monthly Rent, additional Rent or other charges to be paid by Lessee pursuant to this Lease are not actually received by Lessor within five (5) days of the date such payment was due (inclusive of such due date), Lessee shall pay to Lessor, as a late charge, five percent (5%) (per annum) of such installment, additional Rent or other charge, and if any such installments of Monthly Rent, additional Rent or other charges are not actually received by Lessor within ten (10) days after the same becomes due and payable, they instead shall bear interest at a rate (per annum) of the greater of: i) seven percent (7%); or ii) a rate equal to one (1) percentage point above the then base rate or prime rate of interest per annum as published from time to time in the Money Rates section of the Wall Street Journal, either of the applicable rate accruing from the date such installment or payment became due and payable to the date of receipt of such payment thereof by Lessor. Such interest shall constitute additional Rent due and payable to Lessor by Lessee upon the date of Lessor’s receipt of payment of the delinquent payment referenced above.

35.	BANKRUPTCY

If Lessee shall become bankrupt or insolvent, or file any debtor proceedings or if Lessee or any guarantor shall take or have taken against either party in any court pursuant to any statute either of the United States or of any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee’s or any such guarantor’s property, or if Lessee or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, then this Lease shall terminate and Lessor, in addition to any other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

36.	NO PARTNERSHIP

Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor or Lessee.

37.	NO REPRESENTATIONS BY LESSOR

Neither Lessor, or its Agent, or employees of Lessor or the Agent has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Lessee except as herein expressly set forth. Unless specified in Exhibit “B-1,” Lessee unconditionally accepts the Demised Premises and the Building in their then “as is” condition (including but not limited to the level of service provided by the Building’s HVAC, electrical, or other systems) as of the Occupancy Date. The Lessee has inspected the Demised Premises and the Building and is aware of the current condition of both and of the utilities and services currently available to the Demised Premises. Taking of possession of the Demised Premises by Lessee shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

38.	BROKER AND AGENT

Lessee represents and warrants to the Lessor, that it has not employed any person or other who may claim any commission from Lessor relating to the Lease. Lessee shall indemnify the Lessor against any and all costs and/or expenses arising from any and all claims made to the contrary.

Lessor appoints and Lessee recognizes, until such time as Lessor otherwise notifies Lessee in writing, RB Associates, Inc. as Lessor’s management agent (referred to in this Lease as “Agent”) for the management and operations of the Building including the issuance and receipt of all notices and the instituting and processing all legal actions on behalf of Lessor under this Lease.

39.	WAIVER OF JURY TRIAL

Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee hereunder, Lessee’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

40.	ENFORCEMENT OF LEASE

In the event Lessor is required to, or elects to take legal action to enforce against Lessee the performance of Lessee’s obligations under this Lease, then Lessee shall immediately reimburse Lessor for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lessor.

41.	NOTICES

All notices or other communications hereunder, except for service of process, shall be in writing and shall be deemed duly given if: i) to Lessor, if delivered by certified mail-return receipt requested, or by registered mail-postage prepaid at, c/o R B Associates, Inc., attention: Real Estate Division, 1054 31st Street, N.W., suite 1000, Washington, DC 20007, with a copy to by mail-postage prepaid to Holland & Knight LLP, 2099 Pennsylvania Avenue, N.W., suite 100, Washington, DC 20037, attention: Mr. Nelson F. Migdal, Esq.; and ii) to Lessee, if delivered by hand delivery, or by certified mail-return receipt requested, or by registered mail-postage prepaid, at 1010 Wisconsin Avenue, N.W., Suite 215, Washington, DC 20007, prior to the Occupancy Date and at the Demised Premises thereafter. The party to receive notices and the place notices are to be sent for either Lessor or Lessee may be changed by notice given pursuant to the provisions of this section, however, the Lessee must receive Lessor’s prior written approval to make such a change.

42.	ESTOPPEL CERTIFICATES

At any time and from time to time, upon not less than fifteen (15) days prior written notice from Lessor or the Current Mortgagee, or any other mortgagee, to Lessee, Lessee agrees to execute, acknowledge and deliver to Lessor or the mortgagee requesting same an estoppel certificate containing such information with respect to the status of this Lease as Lessor or such mortgagee may reasonably request, including, but not limited to the following certifications: i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); ii) the dates to which the Rent and other charges hereunder have been paid by Lessee; iii) whether or not Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Lessee may have knowledge; iv) the address to which notices to Lessee should be sent and, if Lessee is a corporation, the name and address of its registered agent in the jurisdiction in which the Building is located; and v) that Lessee has not paid Rent more than thirty (30) days in advance. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Lessor’s interest, or any prospective assignee of any such mortgage.

43.	HOLDING OVER

In the event Lessee continues in possession of the Demised Premises without Lessor’s consent after the date of expiration of the term of this Lease or any extension period thereof, Lessee shall, by virtue of this section of the Lease, become a lessee by the month and hereby agrees to pay to Lessor (subject to further increases thereafter) a Monthly Rent equal to one hundred seventy-five percent (175%) of the amount of the Monthly Rent in effect during the last month of the term of this Lease as it may have been extended. The month-to-month tenancy shall commence with the first (1st) day next after the expiration of the term of this Lease. Lessee as a month-to-month tenant shall continue to be subject to all of the conditions and covenants of this Lease, except as aforesaid with respect to Rent. Lessee shall give to Lessor at least thirty (30) days written notice of any intention to quit the Demised Premises. Lessee shall be entitled to thirty (30) days written notice to quit the Demised Premises, except in the event of nonpayment of the modified Monthly Rent in advance or breach of any other covenant or provision of this Lease, in which event Lessee shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived.

In the event Lessee holds over after the expiration of the term of the Lease or extension period thereof, and Lessor desires to regain possession of the Demised Premises promptly at the expiration of the term of this Lease or extension period thereof, then at any time prior to Lessor’s acceptance of modified Monthly Rent from Lessee as a month to month tenant hereunder, Lessor, at its option, may notify Lessee of Lessor’s desire to so regain possession and may forthwith reenter and take possession of the Demised Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.

44.	RIGHTS RESERVED BY LESSOR

In addition to any and all other rights of Lessor hereunder and in law, Lessor shall have the following rights, exercisable without notice to Lessee, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbances or Lessee’s use or possession of the Demised Premises or giving rise to any claim for set-off, abatement of rent or otherwise:

(a) To change the Building’s name or street address (without any responsibility to Lessee for any resulting costs, such as changing stationary);

(b) To affix, maintain and remove any and all signs on the exterior and interior of the Building; except any signs that may have been approved under the section of this Lease entitled “signs and advertisements”;

(c) To designate and approve: i) prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Lessee; or ii) the placement of any personal property of Lessee that may be visible from the exterior of the Demised Premises or the Building;

(d) To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and, during the continuance of any of such work, to temporarily close doors, entry ways, and common areas in the Building and to temporarily interrupt or suspend Building services and facilities, all without affecting Lessee’s obligations hereunder;

(e) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Lessee is not thereby excluded from uses expressly permitted herein;

(f) To alter, relocate, reconfigure and reduce the common areas of the Building, as long as the Demised Premises remains reasonably accessible; and

(g) To alter, relocate, reconfigure, reduce and withdraw the common areas located inside or outside the Building, including parking and access roads, as long as the Demised Premises remain reasonably accessible; to establish, modify and enforce reasonable rules and regulations with respect to the common areas; to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the common areas; to close all or any portion of the common areas to such extent as may, in the opinion of Lessor, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the common areas; to change the size, location, elevation and nature of any of the common areas; to utilize portions of the common areas for entertainment, displays, kiosks, carts, and booths; and to do and perform such other acts in and to said areas and improvements as, in Lessor’s sole judgment, Lessor shall determine to be advisable.

45.	COVENANTS OF LESSOR

Lessor covenants that it has the right to make this Lease for the term of the Lease aforesaid. Further, Lessor covenants that if Lessee shall pay the Rent and shall perform all of the covenants, agreements and conditions specified in this Lease to be performed by Lessee, Lessee shall, for the term of the Lease, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Lessor, its Agent or employees, subject, however, to the section of this Lease entitled “Subordination.” Entry into the Demised Premises for inspections, repairs, alterations, improvements and installations by Lessor, its agents, employees or contractors pursuant to the section of this Lease entitled “Inspections, Repairs and Installations” and the exercise by Lessor of Lessor’s rights reserved in the section of this Lease entitled “Rights Reserved by Lessor” shall not constitute a breach by Lessor of this covenant, nor entitle Lessee to any abatement or reduction of rent. In addition, any activities of Lessor, whether in the form of renovation, redecoration or rehabilitation of any area of the Building, including the lobby, and any of the surrounding public spaces by Lessor or in the form of organized activities, public or private, shall not be deemed violation by Lessor of Lessor’s covenant of quiet enjoyment benefiting Lessee.

46.	LIEN FOR RENT (Intentionally Omitted)

47.	EFFECTIVENESS OF LEASE

The furnishing of the form of this Lease by Lessor shall not constitute an offer to or option of Lessee and this Lease shall become effective upon and only upon its execution by both parties hereto.

48.	TRASH SORTING AND ENVIRONMENTAL LAWS

Lessee covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the District of Columbia, federal, municipal, and local governments, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “Trash.”) Lessee shall sort and separate its Trash into such categories as are provided by law. Each separately sorted category of Trash shall be placed in separate receptacles as directed by Lessor. Lessor reserves the right to refuse to collect or accept from Lessee any Trash that is not separated and sorted as required by law, and to require Lessee to arrange for such collection at Lessee’s sole cost and expense, utilizing a contractor satisfactory to Lessor. Lessee shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Lessor or Lessee by reason of Lessee’s failure to comply with the provisions of this Section 48, and, at Lessee’s sole cost and expense, shall indemnify, defend and hold Lessor harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Lessor.

Lessee shall not use any portion or all of the Building or the Demised Premises for the generation, treatment, storage or disposal of “hazardous materials,” “hazardous waste,” “hazardous substances,” or “oil” (collectively, “Materials”) as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 US.C. 6901 et seq., as amended, and any and all other “environmental statutes” which regulate the use of hazardous and/or dangerous substances, and the regulations promulgated thereunder and any and all state and local laws, rules and regulations, without the express prior written consent of Lessor, and then only to extent that the presence and/or discharge of the Materials is: i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations; and ii) in compliance with any terms and conditions stated in said prior written approval by the Lessor. Lessee may use such Materials in the ordinary course of business, provided that such use is in accordance with all applicable statutes, laws, rules and regulations, and any manufacturer instructions; and provided further that Lessee may not discharge any Materials except as provided by applicable statutes, laws, rules and/or regulations, and specifically may not discharge any Materials in any public sewer or any drain and/or drainpipe leading or connected thereto. Lessee shall promptly give written notice to Lessor of any communication received by Lessee from any governmental authority or other person or entity concerning any complaint, investigation or inquiry regarding any use or discharge (or alleged use or alleged discharge) by Lessee or any Materials. Lessor shall have the right (but not the obligation) to conduct such investigations or tests (or both) as Lessor shall deem necessary with respect to any such complaint, investigation or inquiry, and Lessee, at its expense, shall take such action (or refrain from taking such action) as Lessor may request in connection with such investigations and tests by Lessor. Lessee shall indemnify, defend (with counsel selected by Lessor), and hold Lessor harmless from and against any such improper use or discharge (or both) by Lessee, including any costs of all necessary clean-up activities occasioned by Lessee’s actions, whether during the term or after termination of this Lease.

49.	PARKING

So long as the Lessee is not in default of the Lease or any applicable rules and regulations which apply to the garage; then during the term of the Lease, the Lessee shall be entitled to contract with the Building’s parking garage operator for up to fourteen (14) unreserved parking spaces in the Building’s parking garage at prevailing market rates. This shall not include times of repair or other times where the reasonable needs of the Lessor or the operator make such spaces unavailable.

50.	RECORDATION

Lessee shall not record this Lease or any memorandum thereof without the prior written consent of Lessor. All fees, costs, taxes and expenses in connection with Lessee’s filing and recording of this Lease or any memorandum thereof shall be the sole obligation of Lessee. Lessor may condition its consent to any request by requiring that only a memorandum of lease be filed and recorded, such memorandum to exclude information as to the amount of Rent specified in this Lease.

51.	GENDER

Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

52.	BENEFIT AND BURDEN

The terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and permitted assigns. Lessor may freely and fully assign its interest hereunder. In the event of any sale or transfer of the Building by operation of law or otherwise by the party named as Lessor hereunder (or any subsequent successor, transferee or assignee), then said party, whose interest is thus sold or transferred shall be and is completely released and forever discharged from and with respect to all covenants, obligations and liabilities as Lessor hereunder after the date of such sale or transfer.

In the event Lessor shall be in default under this Lease, and if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Lessor in the Building as the same may then be constituted and encumbered and Lessor shall not be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor other than its interests in the Building. In no event shall any personal judgment lie against any partner in Lessor or any officer, director, shareholder, or trustee in any partnership or corporation which is a partner in Lessor.

53.	GOVERNING LAW

This Lease and the rights and obligations of Lessor and Lessee hereunder shall be governed by the laws of the District of Columbia.

54.	SAVINGS CLAUSE

If any provision of this Lease or the application thereof to any person or circumstance is to any extent held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of the Lease shall be valid and enforced to the fullest extent permitted by law.

55.	CORPORATE LESSEE

The person(s) executing this Lease on behalf of Lessee hereby consent, represent and warrant that Lessee is a duly incorporated or a duly qualified (if a foreign corporation) corporation and authorized to do business in the District of Columbia; and that the person or persons executing this Lease on behalf of Lessee is an officer or are officers of Lessee, and that he or she as such officers are duly authorized to sign and execute this Lease. Simultaneously with the execution and delivery of this Lease by Lessee to Lessor, Lessee shall deliver to Lessor documentation satisfactory to Lessor evidencing Lessee’s compliance with the provisions of this section. Further, Lessee agrees to promptly execute all necessary and reasonable applications or documents confirming such registration as requested by Lessor or its representatives required to permit the issuance of necessary permits and certificates for Lessee’s use and occupancy of the Demised Premises. Any delay or failure by Lessee in submitting such application or document so executed shall not serve to delay the Commencement Date or delay or waive Lessee’s obligations to pay Rent hereunder. Lessee, if a corporation, states that its registered agent in the District of Columbia is CTC_, having an address at 1025 Vermont Avenue, N. W., Washington, DC and that it is a corporation in good standing in the District of Columbia.

56.	JOINT AND SEVERAL LIABILITY

If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two (2) or more thereof) shall sign this Lease as Lessee, the liability of each of them shall be joint and several. In like manner, if Lessee named in this Lease shall be a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each of such member shall be joint and several.

57.	BUSINESS DAY/WORKING DAY

The terms “business day” and/or “working day” are terms describing each calendar day Monday through Friday (from 8:00am to 6:00pm) and Saturday (from 9:00 am to 1:00pm) except any holiday identified specifically or generically in the section of this Lease entitled, “Services and Utilities” falling on one (1) of such calendar days.

58.	ENTIRE AGREEMENT

(A) This Lease, together with the Exhibits attached hereto and made a part hereof, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Lease and said Exhibits shall be of any force or effect, and the same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.

(B) The Lessee and the Lessor agree, understand, and acknowledge that the Lease has been freely negotiated by both parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms and conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party having drafted this Lease or any portion thereof.

59.	LESSEE’S REPRESENTATIONS

The financial information and references submitted by Lessee are made a part of this Lease and has been an inducement for the Lessor to lease the Demised Premises to the Lessee under the terms herein. If any of the representations contained in that financial information or references are discovered at any time to be misleading, incorrect or untrue, Lessor has the right to cancel this Lease and repossess the Demised Premises according to any remedy provided by law. Lessor may also recover from the Lessee any loss or damages (including Rent for the full term hereunder) which the Lessor may have suffered from such misrepresentation.

60.	HEADINGS

The captions, section numbers, and table of contents appearing in this Lease are included only as a matter of convenience and in no way define, limit, or describe the scope of intent of such sections of this Lease, nor in any way affect this Lease.

61.	RIGHT-TO-MATCH

(A) Provided that Lessee is not then in default (or has been in default beyond any grace period granted in the Lease for curing same) of the Lease, then solely during second (2nd) and third (3rd) Lease-Years, Lessee shall have the right to match any offer the Lessor may receive (and agree to) from a non-Lessor affiliated entity (other than from any then current tenant/occupant of the Building which has over 9,000 square-feet in the Building, their affiliates, assigns, or successors) to lease any other space located on the Building’s sixth (6th) floor (the “Available Space”). The Available Space shall be offered to and accepted (if at all) by Lessee on the terms and conditions as shall be set forth in such offer that Lessor may receive and agrees to as to such Available Space (the “Lessor’s Offer”). Lessee may only take the Available Space: i) in whole but not in part, with respect to size of the Available Spaces; and ii) at a minimum length of lease term set forth in the Lessor’s Offer.

(B) Upon the Lessee’s exercise of such Right-to-Match during: i) the second (2nd) Lease-Year, the expiration date of the Lease term shall automatically be extended for the longer of (a) one (1) year, or (b) the end of the lease term set forth in the Lessor’s Offer; or ii) the third (3rd) Lease-Year, the expiration date of the Lease term shall automatically be extended for the longer of (c) two (2) years, or (d) the end of the lease term set forth in the Lessor’s Offer. For either of such automatic extensions:

1. The Lease term as extended applies to both the original Demised Premises and the Available Space.

2. The rent of the original Demised Premises shall be the greater of Fair-Market-Value or the continued three and three-fourths percent (3.75%) automatic increase from #4 above.

3. The tenant improvements/allowance under the Lessor’s Offer shall be pro-rated to apply to the original premises, such improvements to be applied at the commencement of the automatic extension. For example, if the Lessor’s Offer contains $20.00/sf in T.I.’s, for a five (5)

year deal and the Lease term is extended for two (2) years, then forty percent (40%) (i.e., $8.00/sf) would apply to original Demised Premises.

(C) Lessee shall give written notice of its option to lease the Available Space within ten (10) days after the Lessor’s Offer. If Lessee shall fail to exercise its option within said ten (10) day period, then Lessee’s option shall be null and void and cancelled for any future option.

(D) Within ten (10) days (subject to extension by Lessor) after the date Lessee exercises the option, Lessor and Lessee shall execute an amendment to the Lease ( or, at Lessor’s option, a new lease as to said Available Space). If Lessee shall fail to execute said amendment (or said new lease, as the case may be) for the Available Space within such ten (10) day period (as the same may be extended as aforesaid), then Lessor, at its option, may cancel the Lessee’s Right-to-Match and Lessee’s Right-to-Match shall be null and void and cancelled for any future options.

62.	ROOF-TOP-ACCESS

Lessee shall have the non-exclusive right, without the payment of any additional rent hereunder for such right, to install and maintain on the roof of the Building a satellite dish, which shall not exceed three (3) feet in diameter. The satellite dish can be situated in a location as Lessor may approve, in its sole and absolute discretion. The installation of the satellite dish shall be in accordance as Lessor may approve, in its sole and absolute discretion and in no event shall such dish be affixed to the roof. After installation, Lessee shall have non-exclusive access to the roof of the Building for the purpose of installing, operating, maintaining, repairing and replacing the satellite dish and any related equipment, only with Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee acknowledges that access to the roof is through another Lessee’s space and may only access when Lessor is able to allow such access.

Lessee covenants and agrees that: i) all costs and expenses incurred in installing, operating, maintaining, repairing and replacing such satellite dish shall be borne solely by Lessee; ii) Lessee shall, throughout the period of such installation, and thereafter during any maintenance, repair or replacement of such equipment, install and utilize, at Lessee’s sole expense, screening supports, walk boards, and such other materials as may be reasonably required to protect the roof of the Building, the Building generally, pedestrians, vehicles on adjacent roadways and any other property or adjacent property owners; iii) no equipment that impairs the structure, value, rental value or rentability of, or unreasonably and materially detracts from the appearance of the Building or any part thereof shall be installed or operated by Lessee; iv) no equipment may be installed or operated that causes a violation of any mortgage, deed of trust, or other financing instrument now existing or hereafter recorded with respect to the Property; v) no equipment may be installed or operated that would interfere with or materially disturb any other lessee’s quiet enjoyment of its space in the Building; vi) no equipment may be installed or operated that interferes with any other equipment in the Building or any other equipment owned by any other person, irrespective of whether such person has any interest in the property; vii) Lessee shall have no right to sublease, license or otherwise allow the use of space on the roof by parties other than Lessee, viii) Lessee and any satellite dish shall not interfere with the use of the roof by Lessor; ix) if so requested by Lessor, at the expiration or other termination of this Lease any satellite dish installed or operated by Lessee shall be removed by Lessee at Lessee’s expense and any damage caused by such removal shall be promptly repaired by Lessee; x) no equipment may be installed or operated that causes a violation of any applicable law, rule, regulation or ordinance of any governmental agency claiming jurisdiction; and xi) Lessee shall indemnify, defend and hold Lessor, its agents and employees harmless from and against any loss, cost, liability, damage or expense (including, but not limited to, reasonable attorney’s fees) arising out of the installation or operation and maintenance (or failure to maintain) of any satellite dish installed or operated at the Building by Lessee or any subtenant of Lessee.

[Signatures, Witnesses, and Exhibits Follow]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

WITNESS:		LESSOR: Waterfront Center Limited Partnership

		By:	The Waterfront Corporation, its General Partner

/s/ signed
Date:	April 29, 2003

		By:	/s/ Richard D. Bernstein
Richard D. Bernstein, its President

WITNESS:
LESSEE: Inphonic, Inc.

/s/ Walter Leach

		By:	/s/ Michael Walden
		Name:	Michael Walden
		Title:	VP of Corporate Development

EXHIBIT “A”

[DIAGRAM]

EXHIBIT “B-1”

THE “LESSOR’S IMPROVEMENTS”

The work to be provided by Lessor at no additional cost to Lessee (the “Lessor’s Improvements”) shall be as follows:

1. Paint all vertical walls in Lessor’s Building Standard white except that, the Lessor will paint the vertical walls of up to six (6) distinct different offices or rooms each in one (1) different, reasonable color of the Lessee’s reasonable choice from Lessor’s other Building Standard selections;

2. Install new carpet in all currently carpeted areas in one (1) color of Lessee’s choice from Lessor’s Building Standard selections, except that, the Lessor will install carpet in up to six (6) offices or rooms each in one (1) different, reasonable color of the Lessee’s reasonable choice from Lessor’s Building Standard selections;

3. Demolish walls and construct new walls to generally match the floor plan as shown on that certain “Test Fit” TF-3 dated March 13, 2003 by the Core Group (the “Test Fit”);

4. Construct glass door and relocate door to emergency stairwell where shown on the Test Fit and “re-swing” and/or relocate doors to generally match the Test Fit;

5. Construct bathroom where shown on the Test Fit, such bathroom to include one (1) commode. a sink, a mirror, and floor tile in one (1) color of Lessee’s choice from Lessor’s Building Standard selections; and

6. Fix ceiling tile. relocate lighting and electrical outlets/switches as mutually agreed to by the parties.

Except for the work set forth above in this Exhibit “B-1,” Lessee accepts possession of the Demised Premises and Building in their “as-is” condition existing on the Lease date. Lessor reserves the right to reasonably modify the above if field conditions require such modification. In the case where significant modification is required, the Lessor will notify the Lessee of such modification. All of Lessor’s Improvements shall be of Lessor’s Building Standard unless otherwise noted, such performance and standard of such work at least equal to that Lessor performed under the Prior Lease. Not included in Lessor’s Improvements are:

1. carpet in the reception area and conference room; “glass light” into executive area;

2. “curved” walls shown on Test Fit will be built straight;

3. any cabinetry, counters, fixtures, equipment.

EXHIBIT “B-2”

THE “LESSEE’S IMPROVEMENTS”

The Lessee shall (so long as same does not interfere with the Lessor’s Improvements) be permitted to install the following in the conference room, reception area, and the pantry (the “Lessee’s Improvements”):

1.	wall, floor and ceiling finishes; and

2.	lighting and mill work.

All of Lessee’s Improvements are to be performed pursuant to the following (and the Lease):

A. Lessee will follow Lessor’s directions for its trash removal and any clean-up to the Building, or its common or surrounding areas resulting from Lessee’s Improvements.

B. The Lessee Improvements shall be subject to the prior approval of Lessor. Any work undertaken by Lessee shall not damage or weaken the structural strength of the Building nor affect any Building systems, or any part thereof and shall be performed in a first-class with new materials, and in a workmanlike manner.

C. Lessee must upon written notice from the Lessor immediately replace any contractor, vendor etc. which is the cause/reason for any union, licensing or other regulatory dispute.

D. Lessee is accepting Demised Premises in its “as-is” condition. Lessee is responsible for confirming all dimensions of the demised premises. Any dimensions, drawings, or other information furnished to Lessee by Lessor are as a courtesy only.

E. Lessee shall not commence with any of Lessee’s Work until:

1.	Receipt of written approval of Lessee’s plans and specifications in writing from the Lessor.

2.	Submittal to Lessor, evidence of reasonable insurance for any contractors performing the work.

F. All contractors engaged by Lessee shall be capable of performing quality workmanship, and Lessee’s Work shall be performed so as to cause a minimum of interference with other tenants in the Building and Building neighbors.

EXHIBIT “C”

Rules and Regulations

The following rules and regulations have been formulated for the safety and well-being of all the lessees of the Building. Any violation of these rules and regulations by any lessee which continues after notice from Lessor shall be sufficient cause for termination, at the option of Lessor, of the Lessee’s lease. Lessor may, upon request by any Lessee, waive the compliance by such Lessee of any of the following rules and regulations, provided that: i) no waiver shall be effective unless signed by Lessor or Lessor’s authorized agent; ii) any such waiver shall not relieve the Lessee from the obligation to comply with such rule or regulation in the future unless expressly consented to, in writing by Lessor; and iii) no waiver of a rule or regulation granted to any lessee shall relieve any other lessee from the obligation unless such other lessee has received a similar waiver in writing from Lessor.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any Lessee (hereinafter “Common Areas”) shall not be obstructed or encumbered by any lessee or used for any purpose other than ingress and egress to and from the Lessee’s Demised Premises. Lessor shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the Lessee in such manner as Lessor, in its sole discretion, deems best for the benefit of the Lessees generally. No lessee shall permit the visit to its Demised Premises of persons in such number or under such conditions as to interfere with the use and enjoyment by other lessees of the Common Areas.

2. No awnings or other projections shall be attached to the outside walls of the Building. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a lessee’s Demised Premises.

3. No sign, advertisement, notice or other lettering or material(s) shall be exhibited, inscribed, painted or affixed by any lessee on any part of the outside or inside of the Lessee’s Demised Premises, the Building or elevators. In the event of the violation of the foregoing by any lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to the lessee or lessees violating this rule. All interior signs on the doors and directory table shall be inscribed, painted or affixed for each lessee by Lessor at the expense of such lessee, and shall be of a size, color and style acceptable to Lessor.

4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Areas.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown or placed therein. All damages resulting from any misuse of the fixtures shall be borne by the lessee whose employees, agents, visitors or licensees shall have caused the same.

6. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of a lessee’s Demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted. No lessee shall construct, maintain, use or operate within its Demised Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Lessor will, however, permit a Lessee to install muzak or other internal music system within the Lessee’s Demised Premises if the music system cannot be heard outside of the Demised Premises.

7. No Lessee shall make or permit to be made any disturbing noises or disturb or interfere with the occupants of the Building or neighboring Buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way. No Lessee shall throw anything out of the doors or windows, off the balconies or down the corridors or stairs.

8. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about a Lessee’s Demised Premises. No cooking shall be done or permitted by any Lessee on its Demised Premises, except that, with Lessor’s prior written approval, a lessee may install and operate for the convenience of its employees, a lounge or coffee room with microwave oven, sink and refrigerator. No lessee shall cause or permit any unusual or objectionable odors to originate from its Demised Premises. Each lessee shall be obligated to maintain sanitary conditions in any area approved by the Lessor for food and beverage preparation and consumption.

9. No space in or about the Building shall be used by any Lessee for the manufacture, storage, or sale or auction of merchandise, goods or property of any kind.

10. No flammable, combustible, explosive, hazardous or toxic fluid, chemical or substance shall be brought into or kept upon a lessee’s Demised Premises.

11. No additional locks or bolts or alarms of any kind shall be placed upon any of the doors or windows by any lessee, nor shall any changes be made in existing locks or the mechanism thereof. Should the Lessee desire, it may at its sole cost install: i) a security/access system to the two (2) exterior doors to the Demised Premises; and ii) locks to up to three (3) interior office doors; so long as such locks/system are visually acceptable to Lessor and Lessor is provided the means of immediate access to any such areas. The doors leading to the Common Areas shall be kept closed during business hours except as they may be used for ingress and egress. Each lessee shall, upon the expiration or termination of its tenancy, return to Lessor all keys or codes used in connection with its Demised Premises, including any keys or codes to the Demised Premises, to rooms and offices within the Demised Premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms whether or not such keys or codes were furnished by Lessor or procured by Lessee, and in the event of the loss of any such keys and the codes for any alarms, such lessee shall pay to Lessor the cost of replacing the locks. On the expiration or termination of a lessee’s lease, the lessee shall disclose to Lessor the combination of all locks for safes, safe cabinets and vault doors and the codes for any alarms, if any, remaining in the Demised Premises.

12. All deliveries and removals, or the carrying in or out of any safes, freight, furniture or bulky matter or material of any description, must take place in such manner and during such hours as Lessor may require. Lessor reserves the right to inspect all freight, furniture or bulky matter or materials to be brought into the Building and to exclude from the Building all or any of such which violates any of these rules and regulations or the Lease.

13. Any person employed by Lessee to do janitorial work within the Demised Premises must obtain Lessor’s written consent prior to commencing such work, and such person shall, while in the Building and outside of said Demised Premises, comply with all instructions issued by the superintendent of the Building. No lessee shall engage or pay any employees on the Lessee’s Demised Premises, except those actually working for such lessee on said Demised Premises.

14. Any person(s) or company supplying spring water, ice, coffee, soft drinks, towels, or other like merchandise or service shall follow Lessor’s directions for delivering same. Lessor has the right to prohibit entry to the Building by such person(s) or company who does not follow Lessor’s directions.

15. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor’s sole opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Lessor, such lessee shall refrain from or discontinue such advertising.

16. Lessor reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or its agents. Lessor may at its option require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at all times on Saturdays, Sundays and holidays, to register. Each Lessee shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Lessor for all acts of such persons.

17. Each Lessee, before closing and leaving its Demised Premises at any time, shall assure that all lights are turned off and access to the Demised Premises is locked.

18. The requirements of Lessees will be attended to only upon application at the office of the Building. Building employees shall not perform, and shall not be requested by any Lessee to perform, any work or do anything outside of their regular duties, unless under special instructions from the Building management.

19. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

20. No water cooler, plumbing or electrical fixtures shall be installed by the Lessee without Lessor’s prior written consent.

21. There shall not be used in any space, or in the Common Areas of the Building, either by any Lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

22. Mats, trash or other objects shall not be placed in the Common Areas.

23. Lessor shall not maintain or repair suite finishes or fixtures which are non-standard, including, but not limited to, kitchens, bathrooms, wallpaper, and special lights.

24. No space demised to any lessee shall be used, or permitted to be used, for lodging or sleeping or for any illegal purpose.

25. Employees of Lessor other than those expressly authorized are prohibited from receiving any packages or other articles delivered to the Building for any lessee and, should any such employee receive any such package or article, he or she in so doing shall be the agent of such lessee and not Lessor.

26. No Lessee shall install or permit or allow installation of a television antenna in the windows or upon the exterior of its Demised Premises or the Building.

27. No Lessee shall tie in, or permit others to tie in, to the electrical or water supply of the Building without prior written consent of the Building management.

28. No Lessee shall remove, alter or replace the Building standard ceiling, light diffusers or air conditioning terminals in any portion of its Demised Premises without the prior written consent of Lessor.

29. No vending machines shall be permitted to be placed or installed in any part of the Building by any lessee. Lessor reserves the right to place or install vending machines in any of the Common Areas of the Building.

30. No lessee shall place, or permit to be placed, on any part of the floor or floors of the space demised to such lessee a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

31. Lessor reserves the right to specify where in the space demised to any Lessee business machines and mechanical equipment shall be placed or maintained in order, in Lessor’s judgment, to absorb and prevent vibration, noise, and annoyance to other Lessees of the Building.

32. Lessor reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time when, in its sole judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the lessees, and no such rescission, amendment, alteration or waiver or any rule or regulation in favor of one Lessee shall operate as an alteration or waiver in favor of any other Lessee. Lessor shall not be responsible to any lessee for the non-observance or violation by any other Lessee of any of these rules and regulations at any time.

EXHIBIT “E”

Certificate as to Resolution of the

Board of Directors and Incumbency

The undersigned, David A. Steinberg, hereby certifies to Waterfront Center Limited Partnership, that they are duly elected Chief Executive Officer of InPhonic, Inc., a Delaware corporation (the “Corporation”), and that, as such, they are authorized to execute this Certificate on behalf of the Corporation, and further certifies that:

(a) The following resolution was adopted on the 10th day of April, 2003 by the unanimous consent of the Board of Directors of the Corporation and duly filed with the minutes of the corporation:

“RESOLVED, that Michael Walden, the Senior Vice President of the Corporation, be and is hereby authorized and directed for and on behalf of the Corporation to executive, acknowledge, seal and deliver that certain lease (the “Lease”) between Waterfront Center Limited Partnership, as Lessor, and the Corporation, as Lessee, demising certain space known as suite #600 and located at 1010 Wisconsin Avenue, N.W., Washington, DC, upon the terms and conditions set forth in the Lease, a copy of which is attached hereto and incorporated by reference herein.”

(b) The person hereinabove named is the now duly elected, qualified and acting Chief Executive Officer of the Corporation, and their signature appearing opposite their name is their true and genuine signature.

Chief Executive Officer	/s/ David A. Steinberg
Title of Officer	Signature of Officer

Witness the signature of the undersigned and the seal of the Corporation this 23rd day of April, 2003.

[Corporate Seal]

EXHIBIT “A”

“Diagram”

LEASE EXHIBITS

A.	Demised Premises

B-1.	Lessor’s Improvements

B-2.	Lessee’s Improvements

C.	Rules and Regulations

D.	(Intentionally Omitted)

E.	Corporate Resolution

F.	(Intentionally Omitted)

G.	Lessee’s Logo for Specialty Signage

ADDENDUM NUMBER ONE TO LEASE

This Addendum Number One to Lease (the “Addendum”) is made and entered into this 9th day of September, 2003 by and between Waterfront Center Limited Partnership (the “Lessor”) and InPhonic, Inc., a Delaware corporation (the “Lessee”.)

W I T N E S S E T H

WHEREAS, by that certain Lease Agreement dated April 29, 2003 between the Lessor and the Lessee (hereinafter, referred to as the “Lease”,) the Lessor leased to Lessee approximately 13,800 square-feet of area on the sixth (6th) floor of the office building located at 1010 Wisconsin Avenue, N.W., Washington, DC (such area hereinafter referred to as the “Demised Premises” and such office building hereinafter referred to as the “Building”;)

WHEREAS, the parties desire to modify the scope and responsible for the “Improvements”; and

WHEREAS, Lessor and Lessee desire to formally reflect their understanding and agreement, and therefore revise and modify the Lease accordingly, with respect to the following Lease sections:

1. Premises Improvements	3. Other Terms and Provisions
2. Exhibit B 1

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Premises Improvements. Lease section 9(B)2. is modified to provide that:

The Lessee’s Allowance shall be forty-five thousand & 00/100 dollars ($45,000.00) such allowance to be allocated twenty-five thousand & 00/100 dollars ($25,000.00) for Hard Cost Allowance and twenty thousand & 00/100 dollars ($20,000.00) for Soft Cost Allowance.

2.	Exhibit “B-1”. Exhibit B-1 to the Lease is replaced in its entity by:

The work to be provided by Lessor at no additional cost to Lessee (the “Lessor’s Improvements”) shall be as follows:

1. Paint all vertical walls in Lessor’s Building Standard white except that, the Lessor will paint the vertical walls of up to six (6) distinct different offices or rooms each in one (1) different, reasonable color of the Lessee’s reasonable choice from Lessor’s other Building Standard selections;

2. Install new carpet in all currently carpeted areas (except in “executive” bathroom, conference room, reception area and pantries) in one (1) color of Lessee’s choice from Lessor’s

Building Standard selections, except that, the Lessor will install carpet in up to six (6) offices or rooms each in one (1) different, reasonable color of the Lessee’s reasonable choice from Lessor’s Building Standard selections;

3. Demolish certain walls and construct certain new dry-wall partition wall to generally match the floor plan as shown on that certain “Test Fit” labeled TF-4 and dated March 13, 2003 by the Core Group (the “Test Fit”) attached hereto;

4. Generally where shown on the Test Fit: (a) Construct new double glass entry door in existing “glass wall”, (b) relocate existing door to emergency stairwell (and “close-in” old opening); and (c) “re-swing” and/or re-locate existing office/room doors (to include three (3) closets with bi-fold doors as shown);

5. Construct “executive” bathroom generally where shown on the Test Fit, such bathroom to include one (1) each of the commode, a sink, a stall shower, a mirror; and floor tile in one (1) color of Lessee’s choice from Lessor’s Building Standard selections;

6. Fix ceiling tile, relocate standard lighting and electrical outlets/switches (for standard functions only) as mutually agreed to by the parties; and

7. For the two (2) pantries, provide: (a) “stubbed-in”, rough plumbing (one (1) drain and one (1) hot and one (1) cold supply lines in mutually agreed locations near the pantries), and (b) rough electrical supply to a junction box in a mutually agreed location, near each of the pantries.

Except for the work set forth above in this Exhibit “B-1”, Lessee accepts possession of the Demised Premises and Building in their “as-is” condition existing on the Lease date. Lessor reserves the right to reasonably modify the above if field conditions require such modification. In the case where significant modification is required, the Lessor will notify the Lessee of such modification. All of Lessor’s improvements shall be Lessor’s Building standard unless otherwise noted, such performance and standard of such work at least equal to that Lessor performed under the Prior Lease.

Not included in Lessor’s Improvements are:

1. carpet in the reception area and conference room; “glass light” into executive area;

2. “curved” walls shown on Test Fit will be built straight;

3. any millwork, cabinetry, counters, fixtures, equipment, and/or personal property, or specialty lighting;

4. distribution of plumbing or electrical power (and hook-ups) in the two (2) pantries; and

5. any other notation on Test Fit, not described specifically in the Lessor’s Improvements above in this Exhibit B 1.

3.	Other Terms and Provisions.

All Provisions of the Lease, as modified herein, shall remain in full force and effect and apply to the Demised Premises. If any provision of this Addendum conflicts with a provision of the Lease, the provision of this Addendum shall control.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum to be signed in their act and deed, intending to be legally bound by its terms and provision.

LESSOR: Waterfront Center Limited Partnership

WITNESS:	By:	The Waterfront Corporation, its General Partner

/s/ signed		By:	/s/ Richard D. Bernstein
Richard D. Bernstein, President

WITNESS:	LESSEE: Inphonic, Inc.

	By:	/s/ Michael Walden

		Name:	Michael Walden
		Title:	SVP of Corporate Development

ADDENDUM NUMBER TWO TO LEASE

This Addendum Number Two to Lease (the “Addendum”) is made and entered into this 14th day of May 2004 by and between Waterfront Center Limited Partnership (the “Lessor”) and InPhonic, Inc., a Delaware corporation (the “Lessee”).

W I T N E S S E T H

WHEREAS, by that certain Lease Agreement dated April 29, 2003 by and between the Lessor and the Lessee, as amended by that certain Addendum Number One to lease, dated September 9, 2003; collectively referred to as the “Lease”,) the Lessor leased to Lessee approximately 13,800 square-feet of area on the sixth (6th) floor of the office building located at 1010 Wisconsin Avenue, N.W., Washington, DC (such area hereinafter referred to as the “Demised Premises” and such office building hereinafter referred to as the “Building”;)

WHEREAS, the parties desire to expand the Demised Premises;

WHEREAS, Lessor and Lessee desire to formally reflect their understanding and agreement, and therefore revise and modify the Lease accordingly, with respect to the following Lease sections:

1.	Demised Premises	5.	Exhibit “H”
2.	Rent	6.	Exhibit “I”
3.	Premises Improvements	7.	Other Terms and Provisions
4.	Broker and Agent

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Demised Premises. Lease section 1 is modified to provide that:

(A)1. Commencing on July 1, 2004 (the “Expansion Area Commencement Date”), Lessee shall accept possession of that certain area located on the sixth (6th) floor of the Building, such certain area agreed to by the parties to contain the agreed-upon amount of approximately 1,980 square-feet of area; such possession by Lessee, subject however, to the Lessor delivering such area to the Lessee with the “Expansion Area Improvements” (hereinafter defined) substantially complete (except for: i) ”punch list items”, which are items that will not materially affect Lessee’s permitted use of such area, as reasonably determined by Lessor; and/or ii) installation of the “Carpet” [a long-lead item, hereinafter defined]; i.e., the “Deliverable Condition”.) Such area is further shown on the attached Exhibit ”H”, and shall be designated herein as the “Expansion Area”. On and after the Expansion Area Commencement Date, the Demised Premises shall include the Expansion Area and be deemed to contain the agreed-upon-amount of approximately 15,780 square-feet of area.

2. In the event that Lessor shall not be able to deliver the Expansion Area to the Lessee in the Deliverable Condition on or before July 1, 2004, for any reason; then: i) Lessor, its Agent and employees shall not be liable or responsible for any claims, damages, or liabilities arising in connection therewith or by reason thereof, nor shall Lessee be excused from its obligations to perform under the Lease; ii) the “Expansion Area Commencement Date” shall be revised to be that date which is the effective date in the Lessor’s written notice to Lessee that the Expansion Area will be delivered to Lessee in the Deliverable Condition, such notice which shall contain a minimum of five (5) business days prior notice; and iii) the Lessee shall accept possession of the Expansion Area, on the effective date of such notice.

3. In the event that Lessor is not able to deliver the Expansion Area to the Lessee in the Deliverable Condition on or after September 1, 2004, the Lessee may propose to terminate the Lease for only the Expansion Area, by providing the Lessor with written notice, such notice which may be delivered by the Lessee to the Lessor any time after September 1, 2004, of Lessee’s intent to terminate the Lease for only the Expansion Area. If after ten (10) business days of Lessor’s receipt of Lessee’s intent to terminate the Lease for only the Expansion Area due to the foregoing, the Lessor is still unable to deliver the Expansion Area to the Lessee in the Deliverable Condition, the Lease shall be deemed terminated as of the eleventh (11th) business day after Lessor’s receipt of such notice.

2.	Rent. Lease section 4(B) is modified to provide that:

For the period of time commencing on Expansion Area Commencement Date and ending on the Lease termination date, Lessee shall pay to Lessor (in addition to any and all other Rent due under the Lease) minimum guaranteed base rent for the Expansion Area in the sum of two hundred sixty-eight thousand nine hundred thirty-five & 00/100 dollars ($268,935.00), such additional base rent: i) to be a part of Monthly Rent under the Lease; ii) subject to reduction on a day-for-day basis pursuant to section 4(D) herein; and iii) payable in minimum monthly installments of:

Lease Year/period of time	Monthly Amount
Expansion Area Commencement
Date to November 30, 2004	$4,620.00
Lease-Year Two (2)	$4,942.83
Lease-Year Three (3)	$4,985.58
Lease-Year Four (4)	$5,178.70
Lease-Year Five (5)	$5,379.14

Lease section 4(D) is modified to provide that:

If the Expansion Area Commencement Date occurs after July 1, 2004, and on a day other than the first day of a given month, said Monthly Rent for such partial month (regardless of the actual number of days such month actually has) shall be due and payable/credited at the rate of one hundred fifty-one & 48/100 dollars ($151.48) per day, for each day of such month after/until delivery of the Expansion Area is delivered to the Lessee in the Deliverable Condition. The Rent due/credited for such partial month shall be calculated from the date of delivery of the Expansion Area to the Lessee in the Deliverable Condition until the first (1st) day of the month immediately following such date of delivery, payable in advance, as specified above.

Lease section 4(E) is modified to provide that:

The parties acknowledge, agree, and confirm that by that certain letter from Inphonic, Inc. to the Lessor dated November 25, 2003, that the “rent holiday” for the original premises for December 2003, January 2004, and February 2004 is null-and-void and that the full Monthly Rent for those months shall be due.

3.	Premises Improvements. Lease section 9(D) is added in its entirety as follows:

(D)1. The Lessee continues to accept the Demised Premises in its as-is condition and the Lessee accepts the Expansion Area in its as-is condition; however the Lessor shall perform, at its sole cost and expense (unless otherwise specified herein), and subject to the condition herein, that certain work to Expansion Area as specified on Exhibit ”I”, attached hereto (the “Expansion Area Improvements”). All Expansion Area Improvements, whether made at Lessor’s or Lessee’s expense, or otherwise, shall become and remain the property of Lessor and shall be considered a part of the Demised Premises and the Improvements under the Lease.

2. Lessee shall make a one-time payment to Lessor within ten (10) days after the time of Lessee’s affixation of its signature hereto this Addendum and its delivery of same to Lessor, in the amount of two thousand & 00/100 dollars ($2,000.00), such payment to be applied by Lessor towards the Lessor’s added costs of the installation of the upgraded “Carpet” described in Exhibit ”I” attached hereto.

4.	Broker and Agent. Lease section 38 is modified to provide that:

Lessee represents and warrants to Lessor that, Lessee has not had any dealings with any broker, Under or other person who may claim any commission or fee in carrying on the negotiations relating to the Addendum. Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

5.	Exhibit “H”.

Exhibit “H” attached hereto, is added to the Lease in its entirety.

6.	Exhibit “I”.

Exhibit “I” attached hereto, is added to the Lease in its entirety.

7.	Other Terms and Provisions.

All Provisions of the Lease, as modified herein, shall remain in full force and effect and apply to the Demised Premises. If any provision of this Addendum conflicts with a provision of the Lease, the provision of this Addendum shall control.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum to be signed in their act and deed, intending to be legally bound by its terms and provision.

WITNESS:	LESSOR: Waterfront Center Limited Partnership

/s/ signed	By:	The Waterfront Corporation, its General Partner

		By:	/s/ Richard D. Bernstein
Richard D. Bernstein, its President

WITNESS:	LESSEE: Inphonic, Inc.

/s/ Walter W. Leach	By:	/s/ Lawerence S. Winkler
Lawrence S. Winkler
Chief Financial Officer

EXHIBIT H

[INSERT GRAPHIC]

EXHIBIT “I”

THE “EXPANSION AREA IMPROVEMENTS”

The work to be provided by Lessor (the “Expansion Area Improvements”) in the Expansion Area shall be as follows:

1. Newly paint all vertical walls in one (1) color to match the print color in the original premises (which may not be an exact match due to fading, normal wear and tear, and/of changes in manufacturers’ specifications;

2. Install new carpet and base to match the carpet in the original premises (which may not be an exact match due to fading, normal wear and tear, and/or changes in manufacturers’ specifications;

3. Such demolition and new wall construction to generally match the floor plan attached to this Addendum as Exhibit “H”; and

4. On new walls, electrical outlets and telephone outlets (with “ring and string” only) in mutually agreeable locations following general office standards.

Except for the work set forth above in this Exhibit “I”, Lessee accepts possession of the Expansion Area and Building in their “as-is” condition existing on the Lease date. Lessor reserves the right to reasonably modify the above if field conditions require such modification. In the case where significant modification is required, the Lessor will notify the Lessee of such modification. All Expansion Area Improvements shall be of Lessor’s Building Standard unless otherwise noted.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be signed in their act and deed, intending to be legally bound by its terms and provision.

LESSEE: INPHONIC, INC.		WITNESS:

By:	/s/ Lawrence S. Winkler	/s/ Walter W. Leach
Lawrence S. Winkler
Chief Financial Officer

LESSOR: Waterfront Center Limited Partnership		WITNESS:
By:	The Waterfront Corporation, its General Partner

	/s/ Richard D. Bernstein	/s/ signed
Richard D. Bernstein, its President